                                                                    EXHIBIT 10.4

                                                                  CONFORMED COPY

Private & Confidential

                               DATED 28 JULY 2005

                        FRAMLINGTON HOLDINGS LIMITED (1)

                  THE GUARANTORS AS NAMED IN THIS AGREEMENT (2)

                                       AND

                         AXA INVESTMENT MANAGERS SA (3)

                                   ----------

                            IMPLEMENTATION AGREEMENT

                                   ----------

                                                              [NORTON ROSE LOGO]
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                                                                  CONFORMED COPY

                                    CONTENTS

CLAUSE                                                                      PAGE
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
1        Definitions and interpretation..................................      3
2        Conditions precedent............................................     13
3        Pre-Completion Matters..........................................     14
4        Completion......................................................     17
5        The Warranties..................................................     19
6        Claims against the Seller and the Guarantors....................     21
7        Non-competition provisions and use of names.....................     22
8        Covenants and Other Undertakings................................     23
9        Pensions........................................................     25
10       Release and indemnity for outstanding Guarantees and LTIP
            obligations..................................................     26
11       Guarantee of Seller's obligations...............................     27
12       Intellectual property and other matters.........................     28
13       Entire agreement................................................     29
14       Effect of Completion............................................     30
15       Remedies........................................................     30
16       Payments........................................................     31
17       Further assurances..............................................     32
18       Announcements and confidentiality...............................     32
19       Records.........................................................     33
20       Severability and set-off........................................     34
21       Miscellaneous...................................................     34
22       Notices.........................................................     34


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
23       Assignment......................................................     35
24       Buyer's Agent for service.......................................     36
25       Agent for service...............................................     36
26       Agent for service...............................................     37
27       Governing law and submission to jurisdiction....................     37

Schedule 1 Part A - The Seller...........................................     38
      Part B - The Guarantors............................................     38

Schedule 2 Information about the Group...................................     39
      Part A - The Company...............................................     39
      Part B - The Subsidiaries..........................................     40
      Part C - African Companies.........................................     46
      Part D - Dormant Companies.........................................     48

Schedule 3 Part A - The Warranties.......................................     64

Schedule 4 Actuary's Letter..............................................     94

Schedule 5 The Properties................................................     95

Schedule 6 Limitations on the liability of the Seller and the
   Guarantors............................................................     96

Schedule 7 Part A - The preparation of the Completion Accounts...........    103
      Part B - Form of Completion Accounts...............................    106
      Part C - Agreed accounting policies and principles.................    107

Schedule 8 Pre-Completion Undertakings...................................    108

AGREED FORM DOCUMENTS

Power of Attorney
Taxation Deed
Disclosure Letter
Schedule of Deeds
Shareholder Resolution


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THIS AGREEMENT is dated 28th July 2005 and is made BETWEEN:

(1) Framlington Holdings Limited, a company incorporated in England and Wales (registered number 02314914), whose registered office is at 155 Bishopsgate, London, EC2M 3XJ (the "SELLER");

(2) The persons whose names and addresses are stated in Part B of Schedule 1 (together, the "GUARANTORS"); and

(3) AXA INVESTMENT MANAGERS, societe anonyme whose registered office is at Coeur La Defense, Tour B, La Defense 4, 100 Esplanade du General de Gaulle
     - 92932 Paris La Defense, France, registered at the registre du commerce et des societes de Nanterre with the number RCS 393 051 826 (the "BUYER").

NOW IT IS HEREBY AGREED AS FOLLOWS:

1    DEFINITIONS AND INTERPRETATION

1.1  In this Agreement, unless the context requires otherwise:

     "ACCOUNTANTS" shall have the meaning given to it in paragraph 1 of Schedule 7;

     "ACCOUNTS" means the consolidated accounts of the Company, including the balance sheet, profit and loss statement, cash flow statement, notes to those accounts and the associated directors' and auditors' reports, for each of the last two financial years the last of which ended on the Accounts Date;

     "ACCOUNTING STANDARDS" means the Financial Reporting Standards and Statements of Standard Accounting Practice issued and/or adopted by the Accounting Standards Board and Abstracts issued by the Urgent Issues Task Force of the Accounting Standards Board;

     "ACCOUNTS DATE" means 31st December 2004;

     "ACTUAL NET ASSET VALUE" means the amount shown opposite the heading "Net Assets excluding pension deficit" as shown in the Completion Accounts as prepared in accordance with Schedule 7;

     "ACTUAL TAXATION LIABILITY" has the meaning given to that expression in the Taxation Deed;

     "ACTUARIAL ASSUMPTIONS" means the assumptions in the agreed form;

     "AFRICAN COMPANIES" means the companies set out in Part C of Schedule 2;

     "AFRICAN EXIT PLAN" means the plan in relation to the African Companies set out in Schedule 10;


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     "AFRICAN FUNDS" has the meaning given in paragraph 4 of Schedule 10;

     "ARTICLES OF ASSOCIATION" means the articles of association of the Company as amended from time to time;

     "AUDITORS" means the auditors of the Company, namely PricewaterhouseCoopers LLP, Chartered Accountants, of Southwark Towers, 32 London Bridge Street, London SE1 9SY;

     "AUM STATEMENT" shall have the meaning given to it in Schedule 9;

     "AWARDS" has the meaning given in the LTIP Rules save that the term shall exclude Options (also as defined in the LTIP Rules);

     "BOARD" means the board of directors of the Company;

     "BOOKS AND RECORDS" has its common law meaning and includes, without limitation, all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programs or other records;

     "BUSINESS" means the business of the Group;

     "BUSINESS DAY" means a day other than a Saturday or Sunday or other public or bank holiday on which banks are ordinarily open for the transaction of normal banking business in London, other than solely for the settlement and clearing of euro;

     "BUSINESS INFORMATION" means all information, know-how and records (whether or not confidential and in whatever form held) including (without limitation) all formulae, data, manuals and instructions and all customer lists, sales information, business plans and forecasts, and all technical or other expertise and all accounting and Taxation records, correspondence, orders and inquiries;

     "BUYER'S ACCOUNTANTS" means KPMG, Chartered Accountants;

     "BUYER'S ACTUARY" means the person nominated by the Buyer from time to time in relation to this Agreement;

     "BUYER'S GROUP" means the Buyer and each company which is from time to time a Related Company of the Buyer;

     "BUYER'S SOLICITORS" means Slaughter and May, of One Bunhill Row, London EC1Y 8YY;

     "BUYER'S WARRANTIES" means the warranties set out in Part B of Schedule 3 to be given by the Buyer to the Seller and the Guarantors;

     "CA 1985" means the Companies Act 1985;


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     "COMPANY" means Framlington Group Limited, a company incorporated in
     England and Wales (registered number 01237167), whose registered office is at 155 Bishopsgate, London EC2M 3XJ, further details of which are set out in Part A of Schedule 2;

     "COMPLETION" means the performance by the parties of their respective obligations under clause 5.1;

     "COMPLETION ACCOUNTS" means the consolidated pro forma net asset statement of the Company as at the Completion Date to be prepared in accordance with
     Schedule 7;

     "COMPLETION DATE" means, subject to the proviso to clause 3.4, the last Business Day in the calendar month in which a Completion Month Reference Date falls, save that, without prejudice to clause 2.8, if there is a Completion Month Reference Date in any following month, the Completion Date shall be the last Business Day of that calendar month;

     "COMPLETION MONTH REFERENCE DATE" means the date falling seven days after the later of:

     (i)  the FSA Approval Date;

     (ii) the expiry of any PCU Cure Period where such expiry occurs after the FSA Approval Date; and

     (iii) the expiry of any Warranty Cure Period where such expiry occurs after the FSA Approval Date;

     "CONDITIONS" means the conditions specified in clause 2.1, and "CONDITION" shall mean any one of them;

     "CONNECTED PERSON" means, in relation to each Guarantor and the Seller, any company which is for the time being a Related Company of that Guarantor or the Seller other than any Group Company;

     "DATA ROOM" means all correspondence, documents and other information made available by the Seller for inspection by the Buyer and its advisers by any means and which is listed in the Data Room Index;

     "DATA ROOM INDEX" means the index detailing the contents of the Data Room, in the agreed form;

     "DISCLOSURE LETTER" means the letter of the same date as this Agreement from the Seller to the Buyer disclosing certain matters in relation to the Warranties, together with all documents attached to it;

     "DORMANT COMPANIES" means the companies listed in Part D of Schedule 2;


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     "EGM" has the meaning given in clause 3.2;

     "ENCUMBRANCE" means any mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind (or an agreement or commitment to create any of the same);

     "FSA" means the Financial Services Authority;

     "FSA APPROVAL DATE" means the date on which the Condition in clause 2.1(a) is satisfied;

     "FSA SETTLEMENT" means the settlement and contribution agreement between, inter alia, Framlington Investment Management Limited and the FSA dated 24th December 2004;

     "FSMA" means the Financial Services and Markets Act 2000;

     "FUNDAMENTAL BREACH OF THE PRE-COMPLETION UNDERTAKINGS" means one or more matter(s), event(s) or circumstance(s) constituting a breach or breaches of the Pre-Completion Undertakings which give(s) rise to, or is or are (as the case may be) reasonably likely to give rise to, a reduction in the market value of the equity share capital of the Company in excess of L78.4 million or the equivalent in any other currency;

     "FUNDAMENTAL BREACH OF THE WARRANTIES" means one or more matter(s), event(s) or circumstance(s) constituting a breach or breaches of the Warranties which give(s) rise to, or is or are (as the case may be) reasonably likely to give rise to, a reduction in the market value of the equity share capital of the Company in excess of L78.4 million or the equivalent in any other currency;

     "FUNDING AGREEMENT" means the letter dated 21st July 2003 between the Company and the trustee of the LTIP Trust pursuant to which the Company agreed to contribute a percentage of its profits to the LTIP Trust and to procure the delivery of ordinary shares in the Company to participants in the LTIP;

     "FUNDS" means those investment trusts, OEICs and unit trusts and other collective investment schemes of which any Group Company is the operator, manager (including fund manager and sub-fund manager), investment adviser, sub-investment adviser or authorised corporate director at any time prior to Completion;

     "GOVERNMENT ENTITY" means, in relation to anywhere in the world, any supra-national, national, state, municipal or local government, any sub-division, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, importing or other governmental or quasi-governmental authority or any Taxation Authority;


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     "GROUP" means the Company and the Subsidiaries, details of which are set out in Parts A, B and C of Schedule 2, and "GROUP COMPANY" means any of them;

     "GROUP PERSONAL PENSION SCHEME" means the Framlington Group Personal Pension Scheme;

     "GUARANTEE" means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set off given or undertaken by a person (other than a Group Company) to secure or support the obligations (actual or contingent) of the Business or any Group Company and whether given directly or by way of counter indemnity to any other person who has provided any of the foregoing;

     "HMRC" means HM Revenue and Customs;

     "HOLDING COMPANY" means a holding company (as defined by sections 736 and 736A CA 1985) or a parent undertaking (as defined by section 258 CA 1985);

     "ICTA 1988" means the Income and Corporation Taxes Act 1988;

     "IMPLEMENTATION DOCUMENTS" has the meaning given in Clause 15.1;

     "INFLOW AMOUNT" shall have the meaning given to it in Schedule 9;

     "INSTALMENT PAYMENTS REGULATIONS" means the Corporation Tax (Instalment Payment Regulations) 1998;

     "INTERNAL MARKET" means the rules of the internal market established in connection with the LTIP;

     "INTELLECTUAL PROPERTY RIGHTS" means all or any copyrights, patents, trade marks, trade names, service marks, design rights and database rights (whether or not any of these is registered and including applications for registration of any such thing) and all other rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

     "INVESTMENT TRUST" means any company listed as an investment trust company on the Official List of the London Stock Exchange;

     "KEY EMPLOYEES" means George Luckraft, Nigel Thomas, Roger Whiteoak, Richard Peirson, Deane Donnigan and Brian Watson and "KEY EMPLOYEE" shall mean any of them;

     "LIBOR" means the display rate per annum of the offered quotation for deposits in sterling for a period of one month which appears on Telerate 3750 (or such other page as the parties may agree) at or about 11.00 a.m. London time on the due date;

     "LONGSTOP DATE" means 30th November 2005;


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     "LOSSES" means actions, proceedings, losses, reasonable costs, claims, damages, liabilities and reasonable expenses;

     "LTIP" means the Framlington Group Long Term Incentive Plan as adopted by the Board on 20th March 2003;

     "LTIP RULES" means the rules of the LTIP as amended from time to time;

     "LTIP TRUST" means the trust created pursuant to the trust deed dated 6th March 2003 made between The Company and the LTIP Trustee;

     "LTIP TRUSTEE" means Ogier Employee Benefit Trustee Limited;

     "MANAGEMENT ACCOUNTS" means the unaudited management accounts of the Group, including a profit and loss account and balance sheet and selected information on funds under management in the format included in the Data Room;

     "NET OUTFLOW AMOUNT" means the difference between the Outflow Amount and the Inflow Amount provided that if the Inflow Amount exceeds the Outflow Amount, the Net Outflow Amount shall be nil;

     "OFFER DOCUMENTS" means the offer document dated 27th July 2005 containing the terms of the offer made by the Buyer for the entire issued share capital of the Company and the accompanying form of acceptance;

     "ON RISK TIME" means a moment in time which is the same amount of time after a Completion Month Reference Date as it is before the last Business Day of the month in which such Completion Month Reference Date falls, save that:

          (i) if the proviso to clause 3.4 applies then the On Risk Time shall be the moment in time which is the same amount of time after the Completion Month Reference Date which has then occurred as it is before 31st October 2005; and

          (ii) in any event, if the relevant Completion Month Reference Date is the last Business Day of a month then the On Risk Time shall be deemed to be 12.00 noon (London time) on that day.

     "OPTION" has the meaning given in the LTIP Rules;

     "OUTFLOW AMOUNT" shall have the meaning given to it in Schedule 9;

     "PCU CURE PERIOD" has the meaning given in clause 4.4;

     "PENSION SCHEME" means the Framlington Group Pension Plan which is currently governed by the Second Definitive Trust Deed dated 26th August 1999;


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     "PENSION SCHEME MEMBERS" means the directors, employees, past employees and past directors of the Company who are entitled to benefits under the Pension Scheme and all those persons who are entitled to claim through them;

     "PHANTOM OPTION AGREEMENTS" means phantom option agreements made between the Seller and certain employees of the Group Companies at any time before the Completion Date;

     "PRE-COMPLETION UNDERTAKINGS" means the undertakings given by the Seller and the Guarantors as set out in Schedule 8;

     "PRE-SALE DIVIDEND" means a dividend of an amount to be determined and to be declared by the Company prior to Completion;

     "PROCEEDINGS" means any proceeding, suit or action arising out of or in connection with this Agreement;

     "PROPERTIES" means the properties, details of which are set out in Schedule 5 and "PROPERTY" shall be construed accordingly;

     "PROVISIONAL NET ASSET VALUE" means the sum of L22,360,000;

     "RECOGNISED INVESTMENT EXCHANGE" shall have the meaning given to it in section 285(1) of FSMA;

     "RECORD DATE" has the meaning given in clause 3.4.7;

     "REGULATORY AUTHORITY" means any relevant Government Entity (other than any Taxation Authority) or other authority, in any jurisdiction, which is responsible for authorising, supervising or otherwise regulating any part of the Business or has any other regulatory, investigative, administrative or quasi-judicial jurisdiction, power or other similar function in relation to any part of the Business, including, without limitation, the FSA, the Financial Ombudsman Service and the SEC;

     "RELATED COMPANY" means, in relation to any company, any subsidiary or holding company of that company or any subsidiary of that holding company;

     "RELEVANT CLAIM" means a claim by the Buyer against the Seller under clause
     7.1 or clause 7.2 (other than a claim under the Taxation Warranties);

     "RELEVANT EMPLOYEE" means an employee or director for the time being of, or a former employee or director of, any Group Company;


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     "RELIEF" means any loss, relief, allowance, exemption, set-off, deduction, credit or other relief relating to any Taxation or to the computation of income, profits or gains for the purposes of any Taxation;

     "RESPECTIVE PERCENTAGE" means in relation to each Guarantor, the respective percentage shown in column 3 of Part B of Schedule 1 opposite its name;

     "RETAIL FUNDS" means Absolute Growth Fund, American Growth Fund, Biotech Fund, Blue Chip Fund, Emerging Markets Fund, Equity Income Fund, European Fund, Financial Fund, Gilt Fund, Health Fund, Japan Fund, Managed Balanced Fund, Managed Distribution Fund, Managed Growth Fund, Managed Income Fund, Managed Portfolio Fund, Monthly Income Fund, Nasdaq Fund, NetNet Fund, New Leaders Fund, Pan Euro Bond Fund, UK Growth Fund, UK Select Opportunities Fund and UK Smaller Companies Fund;

     "SALE SHARES" means 63,431,552 issued ordinary shares of 5p each in the capital of the Company;

     "SELLER'S ACCOUNTANTS" means Deloitte, Chartered Accountants;

     "SELLER'S ACTUARY" means the person nominated by the Seller from time to time in relation to this Agreement;

     "SELLER INSURANCE POLICIES" means the directors and officers liability insurance (policy number 072790U) and financial institutions professional indemnity civil liability insurance (policy numbers PI01763OU, PI01762OU and PI 04607 O U) in the name of the Seller and "SELLER INSURANCE POLICY" shall mean any of them;

     "SERVICE DOCUMENT" means a claim form, application notice, order, judgement or other document relating to any Proceedings;

     SENIOR EMPLOYEE" means a director or employee of any Group Company whose basic salary (including for this purpose applicable bonuses but, for the avoidance of doubt, excluding any other benefits or emoluments) exceeds L100,000 per annum;

     "SHAREHOLDER RESOLUTION" means the resolution of the members of the Company in the agreed form;

     "SHARES" means ordinary shares of 5 pence each in the capital of the Company;

     "SIGNING AUM" means L3,747,292,091;

     "SUBSIDIARIES" means the companies and undertakings specified in Parts B and C of Schedule 2 and "SUBSIDIARY" means any of them;


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     "SUBSIDIARY" means a subsidiary (as defined by sections 736 and 736A CA
     1985) or a subsidiary undertaking (as defined by section 258 CA 1985);

     "TAXATION" or "TAX" means:

          (b) all forms of tax, levy, duty, contribution, charge, impost, deduction, withholding or other amount whenever created or imposed and whether of the United Kingdom or elsewhere, payable to or imposed by any Taxation Authority;

          (c)  without limitation all employment taxes including contributions;
               and

          (d) all charges, interest, penalties, costs and fines incidental or relating to any Taxation falling within paragraphs (a) or (b) above or which arise as a result of the failure to pay any Taxation on the due date or to comply with any obligation relating to Tax;

     "TAXATION AUTHORITY" means HMRC or any other revenue, customs, fiscal, governmental, statutory, state or provincial authority, body or person, whether of the United Kingdom or elsewhere;

     "TAX CLAIM" means a claim under the Tax Deed;

     "TAXATION DEED" means the taxation deed in the agreed form entered, or to be entered, into between the Seller (1), the Guarantors (2) and the Buyer
     (3);

     "TAXATION WARRANTIES" means the Warranties contained in paragraph 22 of Part A of Schedule 3;

     "VAT" means value added tax as provided for in the Sixth Directive of the European Community, charged by the provisions of the Value Added Tax Act 1994 ("VATA 1994"), any regulation promulgated thereunder or any tax of a similar nature;

     "WARRANTIES" means the warranties set out in Part A of Schedule 3 to this Agreement;

     "WARRANTY CURE PERIOD" has the meaning given in clause 5.4; and

     "WORKING HOURS" means, in any place, the period 9.30 a.m. to 5.30 p.m. by day which is a Business Day in that place.

1.2  In this Agreement, unless the context requires otherwise:

          (a) a document expressed to be in the "AGREED FORM" means a document in a form which has been agreed by the parties on or before the execution of this Agreement and signed or initialled by them or on their behalf for the purposes of identification;


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          (b)  references to a clause or Schedule are to a clause of, or a
               Schedule to, this Agreement, references to this Agreement include its Schedules, and references to a Part or paragraph are to a Part or paragraph of a Schedule to this Agreement;

          (c) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

          (d) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

          (e)  references to time are to London time;

          (f) words importing the singular include the plural and vice versa, words importing a gender include every gender, and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons;

          (g) the contents table and the headings to clauses, Schedules, Parts and paragraphs are inserted for convenience only and shall be ignored in interpreting this Agreement;

          (h) the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible; and

          (i) reference to a person having control of another person, or being controlled by another person, or being under common control with another person shall be construed as referring to control within the meaning of any of sections 416, 767B and 840 ICTA 1988.

1.3 In this Agreement, unless the context requires otherwise, a reference to any statute or statutory provision (whether of the United Kingdom or elsewhere) shall be construed as a reference to the same as it may have been amended, modified or re-enacted except, where such amendment, modification or re-enactment is made after the date of this Agreement, to the extent that it would increase the liability of any party to this Agreement.

1.4 The undertakings and promises given in this Agreement are given by each party in consideration for the undertakings and promises given by each other party.


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2    CONDITIONS PRECEDENT

2.1  Completion is conditional on:

          (a)  either

               (i) the FSA indicating (in accordance with Part XII FSMA) that it approves the acquisition of control by the Buyer and all other persons who would become controllers (within the meaning of section 422 of FSMA) of the Group Companies that are authorised by the FSA provided such approval has not been made subject to any conditions imposed by the FSA that would have a material adverse effect on the ability of the Buyer or the Group to carry on the Business after Completion in substantially the same manner as the Business is carried on as at Completion, unless such conditions have been varied or removed before Completion; or

               (ii) such approval being deemed as having been given pursuant to section 184(2) of FSMA;

          (b)  the Shareholder Resolution having been passed; and

          (c) a Structural Event (as defined in the Articles of Association) having occurred and the Seller having transferred to the LTIP Trustee or to participants in the LTIP for no consideration 5,146,241 Shares.

2.2  The Buyer undertakes:

2.2.1 to use all reasonable endeavours to ensure that the Condition referred to in clause 2.1(a) is fulfilled as soon as possible after the date of this Agreement and in any event by no later than the Longstop Date; and

2.2.2 as soon as reasonably practicable and in any event within 10 Business Days following the date of this Agreement, to submit to the FSA an application pursuant to section 178 of FSMA in relation to the proposed change of control of the relevant Group Companies.

2.3 Without prejudice to the provisions of clause 2.2, pending Completion, the Buyer, the Seller and each Guarantor undertake to co-operate with each other by:

2.3.1 providing to the Company or each other (as the case may require) and any Regulatory Authority as promptly as reasonably practicable upon request and in good faith any information and documents reasonably required for the purpose of making any submissions, filings and notifications to any such Regulatory Authority in relation to the transactions provided for by this Agreement; and


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2.3.2 promptly disclosing to each other all correspondence received from any
     Regulatory Authority and keeping each other promptly informed of any other communications in whatever form with any Regulatory Authority, in relation to or affecting the approval contemplated in clause 2.1(a).

2.4 The Buyer may in its absolute discretion waive in whole or in part the Conditions (other than the Condition contained in clause 2.1(a)).

2.5 If at any time the Seller or any Guarantor becomes aware of a fact or circumstance which might prevent or materially delay the Conditions or any of them being satisfied (including, without limitation, any proceedings or possible proceedings intimating that the FSA's approval referred to in clause 2.1(a) may not be granted), immediately it comes to the notice of any of them, it shall promptly notify the Buyer.

2.6 If at any time the Buyer becomes aware of a fact or circumstance which might prevent or materially delay the Conditions or any of them being satisfied (including, without limitation, any proceedings or possible proceedings intimating that the FSA's approval referred to in clause 2.1(a) may not be granted), immediately it comes to the Buyer, it shall promptly notify the Seller and the Guarantors.

2.7 The Buyer and the Seller (as the case may be) shall each give notice to the other of the satisfaction of any Condition, as soon as reasonably practicable following it becoming aware of such satisfaction.

2.8 If Completion has not taken place on or before the Longstop Date, then this Agreement shall terminate with immediate effect.

3    PRE-COMPLETION STEPS

3.1 The Seller undertakes to effect or to use reasonable endeavours to effect (as the case may be) the following steps in the order, and at the times, contemplated in this clause 3.

3.2 The Seller undertakes to the Buyer that it will convene an extraordinary general meeting (the "EGM") of the Company to be held as soon as practicable after the date of this Agreement at which the Shareholder Resolution is proposed.

3.3 The Seller shall procure that the Shareholder Resolution is passed at the EGM or any valid adjournment thereof.

3.4 On the Business Day following receipt by the Seller from the Buyer of confirmation pursuant to clause 2.7 that the Condition in clause 2.1(a) has been satisfied or, if later, the expiry of a PCU Cure Period or a Warranty Cure Period, the Seller shall procure that the following events shall occur in the following order:


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3.4.1 the Board shall resolve, pursuant to the Articles of Association, that no
     Shares held (either at that time or in the future) by the LTIP Trust shall be converted into deferred shares in accordance with the Articles of Association until such time as the Board may determine;

3.4.2 a Structural Event (as defined the Articles of Association) shall occur;

3.4.3 a letter (in a form approved by the Buyer) is sent to the participants in the LTIP informing them of the occurrence of the Structural Event;

3.4.4 5,146,241 Shares are transferred for no consideration to the holders of Awards or, at the Buyer's option, to the LTIP Trust;

3.4.5 the transfers referred to in clauses 3.4.4 are validly registered in the register of members and the register of transfers of the Company;

3.4.6 the Board declares and the Seller approves the Pre-Sale Dividend in respect of holders of Shares on the register of members of the Company at 5.00pm on the Business Day immediately preceding the Completion Date (the "RECORD DATE")

     PROVIDED THAT if compliance with this clause 3.4 would result in the Structural Event occurring in the period from 20th September 2005 to 30th September 2005 inclusive, then the Seller shall procure that the events set out in this clause shall occur on the first Business Day in October 2005 and, subject to the other provisions of this Agreement, the Completion Date shall be deferred until 31st October 2005.

3.5 Following the occurrence of the events contemplated by clause 3.4.3 to clause 3.4.4 (inclusive), the Seller undertakes to use reasonable endeavours to procure each holder of Options who determines to exercise his Options after the occurrence of the Structural Event but before the Record Date has transferred to him the Shares to which such Options relate and that his name is placed is on the register of members of the Company on or before the Record Date.

3.6 The Seller undertakes that the declaration and payment of the Pre-Sale Dividend shall comply with applicable law and will not give rise to any breach of any applicable regulatory capital requirements of a Regulatory Authority on the part of any Group Company at the dates of declaration and payment of the Pre-Sale Dividend.

3.7 The Seller undertakes to request the consent of the LTIP Trustee to amendments to the terms of the Internal Market to allow participants in the LTIP to sell Shares at or after Completion to the Buyer or the LTIP Trustee without regard to the valuation mechanism therein. The Seller agrees to provide its consent to such amendments and shall use its reasonable endeavours to procure that the remuneration committee of the board of the Company shall also approve such amendments. In lieu of the obligations above, the Buyer may request the Seller to use reasonable endeavours to suspend the operation of the Internal Market in the period between the


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     date of this Agreement and Completion, in which case the Seller shall be obliged to use reasonable endeavours to do so.

4    PENDING COMPLETION

4.1 Pending Completion, the Seller shall procure that the Pre-Completion Undertakings are complied with in all respects.

4.2  For the purposes of determining the Net Outflow Amount, the provisions of
     Schedule 9 shall apply.

4.3 The Seller and the Buyer each undertake, in respect of the period from and including the time of signing of this Agreement to and including the Completion Date, to disclose in writing to the other anything of which it becomes aware which is or is reasonably likely to constitute a material breach of any of the Pre-Completion Undertakings at or at any time before Completion as soon as reasonably practicable after becoming aware of such thing. The Seller undertakes to use reasonable endeavours to procure that the Company discloses to the Buyer and Seller in writing anything of which it becomes aware which is or is reasonably likely to constitute a material breach of any of the Pre-Completion Undertakings at or at any time before Completion as soon as reasonably practicable after becoming aware of such thing.

4.4 If, at any time prior to Completion, the Buyer or the Seller becomes aware (whether pursuant to clause 4.3 or otherwise) that there is or has been a Fundamental Breach of the Pre-Completion Undertakings, the Seller or the Buyer (as the case may be) shall, within 2 Business Days of becoming so aware, serve notice (a "PCU BREACH NOTICE") on the other pursuant to this clause 4.4. The Seller and the Guarantors shall have a period of up to 20 Business Days from the receipt or giving (as the case may be) of the PCU Breach Notice to remedy the Fundamental Breach of the Pre-Completion Undertakings, which period shall expire if and when this effective remedy is achieved (the "PCU CURE PERIOD") If, at the expiry of the 20 Business Day period from the receipt or giving of the PCU Breach Notice, such Fundamental Breach of the Pre-Completion Undertakings has not been effectively remedied in whole or in part such that the relevant matter(s), event(s) or circumstance(s) constituting a breach of the Pre-Completion Undertakings no longer constitute(s) a Fundamental Breach of the Pre-Completion Undertakings, the Buyer shall be entitled (but not obliged) to terminate this Agreement with immediate effect by written notice to the other parties. For the purposes of this clause 4.4, a remedy shall be deemed not to be effective if it is only in the short term interest of the Group or involves the introduction of new business to the Group in the form of investment management mandates or distribution agreements from the Guarantors or any of their respective Connected Persons. Nothing in this clause 4.4 shall constitute a waiver of, or prejudice, comprise or affect, the Buyer's rights under any other provision of this Agreement (including, without limitation, clause 4.1).


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5    COMPLETION

5.1 Completion shall take place at the London offices of Norton Rose or at such other place as the parties may agree on the Completion Date when all (but not part only unless the parties otherwise agree in writing) of the following business referred to in this Clause 5.1 shall be transacted:

5.1.1 the Seller shall deliver to the Buyer or (as the case may be) procure that the following shall be effected:

          (a) certified copies of the minutes recording the resolution of the board of directors of the Seller and the Guarantors authorising the transactions contemplated by this Agreement;

          (b) duly executed transfers (in favour of such person or persons as the Buyer may direct or have directed) of all shares in the Subsidiaries not registered in the name of any Group Company, together with the certificates for those shares;

          (c) the Taxation Deed duly executed by each of the parties to it other than the Buyer;

          (d) confirmation in the agreed form that the Funding Agreement has been terminated;

          (e) those persons nominated by the Buyer to the Seller are validly appointed as additional directors provided that such nominations are provided to the Seller not less than 2 Business Days prior to Completion;

          (f) David Burnett, Alain Dromer, Dennis Mooradian and Enrique Chang cease to be directors of each Group Company and deliver to the Buyer letters (executed as deeds) from all such persons so resigning acknowledging that they have no claim outstanding for compensation for loss of office or otherwise howsoever, including redundancy and unfair dismissal; and

          (g) confirmation in the agreed form from the Seller that all of the rights under the Phantom Option Agreements have been satisfied by the payment of the cash amounts contemplated by those agreements to the relevant employees.

5.1.2 the Seller shall:

          (a) cause the transfers of all Shares to which the Buyer or the LTIP Trustee is entitled at that time to be resolved to be registered (subject only to their being duly stamped); and

          (b) make available at the Company's registered office (as agents for each Group Company) all its statutory and minute books, its common seal (if any), certificate of incorporation, any certificate or certificates of incorporation or of change of name and other documents and records including copies of its memorandum and articles of association; and


                                       17
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          (c)  make available at the Company's registered office the deeds and documents of title relating to the Properties in accordance with a schedule in the agreed form.

5.1.3 the Buyer shall deliver to the Seller the Taxation Deed duly executed by the Buyer; and

5.1.4 the parties shall:

          (a) join in procuring that all bank mandates in force for each Group Company shall be altered (in the manner which the Buyer requires) to reflect the resignations and appointments referred to above; and

          (b) deliver certified copies of the minutes recording the resolution of their respective board of directors authorising the transactions contemplated by this Agreement.

5.2 If the obligations of the Seller under clause 5.1.1 are not complied with on the Completion Date, the Buyer may:

          (a) defer Completion for a period of 2 Business Days (so that the provisions of this clause 5 shall apply to Completion as so deferred); and

          (b) in respect of a failure by the Seller to comply with its obligations under clause 5.1.1 at any Completion which has been deferred pursuant to clause 5.2(a), to terminate this Agreement with immediate effect by notice in writing to the Seller.

5.3 If the obligations of the Buyer under clause 5.1.3 are not complied with on the Completion Date the Seller may:

          (a) defer Completion for a period of 2 Business Days (so that the provisions of this clause 5 shall apply to Completion as so deferred); and

          (b) in respect of a failure by the Buyer to comply with its obligations under clause 5.1.3 at any Completion which has been deferred pursuant to clause 5.3(a), to terminate this Agreement with immediate effect by notice in writing to the Buyer.

5.4 If, immediately before an On Risk Time, either the Buyer or the Seller becomes aware that there exists a Fundamental Breach of the Warranties if the Warranties were to be repeated by reference to the facts and circumstances then subsisting (such that all express or implied references to the date of this Agreement are deemed to be references to the date of such repetition), the Buyer or the Seller (as the case may be) shall, serve notice thereof (a "WARRANTY BREACH NOTICE") on the other party whereupon the Seller and the Guarantors shall be afforded a period of up to 20 Business Days in which to remedy such Fundamental Breach of the Warranties, which period shall expire if and when an effective remedy is achieved (the "WARRANTY CURE PERIOD"). If, at the expiry of the Warranty Cure Period, such Fundamental Breach of the

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     Warranties has not been remedied effectively in whole or in part such that the relevant matter(s), event(s) or circumstance(s) constituting a breach of the Warranties no longer constitute(s) a Fundamental Breach of the Warranties, the Buyer shall be entitled (but not obliged) to terminate this Agreement with immediate effect by written notice to the other parties. For the purposes of this clause 5.4, a remedy shall be deemed not to be effective if it is only in the short term interests of the Group or involves the introduction of new business to the Group in the form of investment management mandates or distribution agreements from the Guarantors or any of their respective Connected Persons. Nothing in this clause 5.4 shall constitute a waiver of, or prejudice, comprise or affect, the Buyer's rights under any other provision of this Agreement (including without limitation clause 7.1).

5.5 If there is a Net Outflow Amount at an On Risk Time which is greater than 24 per cent. of the Signing AUM the Buyer may terminate this Agreement with immediate effect by notice in writing to the Seller on the date on which the On Risk Time is reached, save that where such date is not a Business Day such notice may be given to the Seller on the next Business Day.

6    ACTUAL NET ASSET VALUE

6.1  If the Actual Net Asset Value is:

          (a) a positive sum which is less than the Provisional Net Asset Value, the Seller shall pay to the Buyer in accordance with clause 6.2 a sum equal to the difference;

          (b) a negative sum, the Seller shall pay to the Buyer in accordance with clause 6.2 a sum equal to the aggregate of the Provisional Net Asset Value and the amount by which the Actual Net Asset Value is less than zero; or

          (c) equal to the Provisional Net Asset Value, no payment or further payment from the Seller to the Buyer shall be made pursuant to this clause 6.2.

6.2 Any sum payable as referred to under clause 6.1 or pursuant to the terms of the Net Asset Adjustment set out in the Offer Documents shall be paid:

          (a) within 3 Business Days after the agreement or determination of the Actual Net Asset Value pursuant to Schedule 7;

          (b) together with interest thereon at the rate of LIBOR as determined at the Completion Date which shall accrue from day to day and shall be calculated on the basis of a year of 365 days from the Completion Date up to and including the date of payment (unless such interest has already been paid pursuant to the Offer Documents); and

          (c) by electronic funds transfer for same day value to a bank account nominated by the Buyer or (as the case may be) in accordance with the Offer Documents.


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6.3  For the purposes of determining the Actual Net Asset Value, the provisions of Part A of Schedule 7 shall apply.

7    THE WARRANTIES

7.1  The Seller warrants to the Buyer that:

7.1.1 each of the Warranties is true and accurate as at the date of this Agreement; and

7.1.2 each of the following Warranties shall be true and accurate immediately prior to Completion as if repeated immediately before Completion by reference to the facts and circumstances subsisting at that time on the basis that any reference in the Warranties, whether express or implied, to the date of this Agreement is substituted by a reference to the Completion
     Date: 1.1 to 1.6 (inclusive), 2.1 to 2.3 (inclusive), 3.1 to 3.5 (inclusive), 4.1, 4.4, 4.5, 4.7, 4.12 to 4.15 (inclusive), 5.1 to 5.3
     (inclusive), 6.3 to 6.4 (inclusive), 9.3 (second sentence only) to 9.4 (inclusive), 10.1, first sentence of 10.3, 10.4, 10.5, 11.3, all of paragraph 12 (other than 12.3, 12.4, 12.5, 12.8), 13.5 (second sentence only) to 13.10 (inclusive), 13.13, all of paragraph 14 (other than 14.2,
     14.3 and 14.9), 15.1, 15.3, 16.2, 16.3 (second sentence), 16.4, 16.5, 16.6,
     16.8, 16.9, 16.12, 16.13, 16.15, 17, 19.1, 19.2, 20.4, 20.5, 20.7 to 20.11
     (inclusive) and all of 21, 22.1, 22.2, 22.5, 22.6, 22.13, 22.16,
     22.19-22.21 and the first sentence of 22.23, 22.24-22.27, 22.30, 22.32,
     22.33, 22.34, 22.36, 22.40 and 22.42.

7.2 For the purposes of Schedule 3, "SO FAR AS THE SELLER IS AWARE" or any similar phrase refers to the actual knowledge of David Burnett, Alain Dromer, Enrique Chang and Dennis Mooradian having made reasonable enquiries of (but only of) Ian Barnetson, (Chief Operating Officer) Eleanor Cranmer (Company Secretary) (in respect of Warranties 3, 5, 6, 7, 12 and 15), Andrew Dysch (Financial Controller) (in respect of Warranties 6, 7, 8, 9, 15, 21 and 22), Jonathan Eadie (Head of Compliance) (in respect of Warranties 4, 5, 9, 16 and 20), Josie Tubbs (Head of Legal) (in respect of Warranties 4, 5, 7, 9, 12, 14, 16, 17, 18, 19 and 20), Nick Hodgson (Sales
     and Marketing Director) (in respect of Warranties 4, 9, 10 and 11), Paul Armatage (Head of IT) (in respect of Warranties 9 and 16), Una Devine (Head of Facilities and Personnel) (in respect of Warranties 12 to 14) and Jeremy Lodwick (Chief Investment Officer) (in respect of Warranties 4 and 9). Each of the Guarantors and the Seller undertakes to procure that each of David Burnett, Alain Dromer, Enrique Chang and Dennis Mooradian make reasonable enquiries of each such person (or, in each case, such other person who at the relevant time holds the relevant position in the Group) in respect of each Warranty set out next to his name before signing of this Agreement and, in respect only of those Warranties qualified by the Seller's awareness, before Completion

7.3 The Buyer warrants to the Seller and the Guarantors that each of the Buyer's Warranties is true and accurate as at the date of this Agreement and shall be true and accurate on the Completion


                                       20
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                                                                  CONFORMED COPY

     Date as if repeated immediately before Completion by reference to the facts and circumstances subsisting at that time.

7.4 The Warranties are qualified by those facts, matters, events or circumstances fairly disclosed in the Disclosure Letter and the Data Room and for this purpose "FAIRLY DISCLOSED" means disclosed in such manner and in sufficient detail as to enable a reasonable buyer to make a reasonable assessment and evaluation of the implications thereof including without limitation the nature and scale of the facts, matters, events or circumstances concerned. No warranty or representation is given as to the accuracy or completeness of any statements (including any statements of opinion) contained in the Disclosure Letter or the Data Room.

7.5 Save for bona fide claims for fraud, wilful concealment with intent to mislead or a wilful misrepresentation with intent to mislead, the Seller undertakes not to, and the Guarantors undertake not to and to procure that none of their Connected Persons, make or makes any claim against any director or employee of any Group Company on whom any of them may have relied before agreeing to any terms of the Implementation Documents or authorising any statement in the Disclosure Letter. The provisions of this clause 7.5 shall be enforceable by each director or employee of any such Group Company.

7.6 Each of the paragraphs in Schedule 3 shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty or any other term of this Agreement.

8    CLAIMS AGAINST THE SELLER AND THE GUARANTORS

8.1 The liability of the Guarantors under the Implementation Documents shall be several and not joint.

8.2  The provisions of Schedule 6 shall apply in accordance with their terms.

8.3 Each of the Guarantors acknowledge and undertake that the Seller's obligations, liabilities and responsibilities under and in respect of the Implementation Documents shall remain in full force and effect, and shall not be affected, compromised or prejudiced, in the event that the Seller enters into a voluntary or involuntary liquidation or similar process.

8.4 Without prejudice in any respect to the Buyer's rights under clause 13.4, the Buyer undertakes that, to the extent the consent of the Buyer or any member of the Group is requested by the Seller or the Guarantors following Completion in order to implement or effect a voluntary liquidation or a reduction of capital of the Seller, the Buyer shall (or shall procure that the relevant member of the Group shall) promptly give its unconditional consent.


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9    NON-COMPETITION PROVISIONS AND USE OF NAMES

9.1 Each of the Seller and the Guarantors undertakes with the Buyer that it shall not, and shall procure that its respective Connected Persons shall not, without the prior written consent of the Buyer, for a period commencing on the date of this Agreement and ending on the second anniversary of the Completion Date, solicit or entice away or endeavour to solicit or entice away from any Group Company any Senior Employee (other than a Key Employee or Nick Hodgson), whether or not that person would commit any breach of their contract of employment by reason of leaving the service of that Group Company, provided always that nothing in this clause
     9.1 shall prevent the Seller or the Guarantors or any of them from employing a Senior Employee (other than a Key Employee or Nick Hodgson) of any Group Company (from time to time) pursuant to a general advertisement to the public or pursuant to a recruitment campaign which is not directed specifically at the employees of Group Companies.

9.2 Each of the Seller and the Guarantors undertakes with the Buyer that it shall not, and shall procure that its respective Connected Persons shall not, without the prior written consent of the Buyer, for a period commencing on the date of this Agreement and ending on the third anniversary of the Completion Date, solicit or entice away or endeavour to solicit or entice away from any Group Company any Key Employee or Nick Hodgson, whether or not that person would commit any breach of their contract of employment by reason of leaving the service of that Group Company.

9.3 The Buyer undertakes to procure that neither it, the Company, any Related Company to the Buyer nor any member of the Group shall at any time after Completion represent itself or hold itself out as being in any way connected with the Seller, any Guarantor or any Connected Person, and each of the Seller and the Guarantors undertakes to procure that neither it nor any Connected Person shall at any time after Completion represent itself or hold itself out as being in any way connected with the Buyer, any Related Company to the Buyer or any member of the Group.

9.4 Each of the Guarantors and the Seller agrees with the Company and the Buyer that the restrictive covenants in this clause 9 are reasonable and necessary for the protection of the value of the Sale Shares and the Company and that having regard to that fact that those covenants do not work harshly on it. While the restriction is considered by the parties to be reasonable in all the circumstances, it is agreed that if the restriction is adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Buyer but would be adjudged reasonable if part of its wording were deleted or amended or qualified, or if the period referred to were reduced, then the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective.


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10   COVENANTS AND OTHER UNDERTAKINGS

10.1 The Seller (for itself and its nominees) hereby irrevocably waives any rights of pre-emption conferred on them by the Articles of Association or otherwise over any of the Sale Shares.

10.2 The Seller covenant with the Buyer that the Seller or the Guarantors will pay to the Buyer or such person as the Buyer may direct an amount equal to the aggregate of:

          (a) any un-extinguished Losses (and excluding, for the avoidance of doubt, any contribution made to Funds Distribution Limited pursuant to the FSA Settlement) suffered or incurred by the Buyer (provided that such Losses would not have arisen but for the acquisition of the Group) or any Group Company arising out of or in connection with the involvement of any Group Company, or any Relevant Employee acting as such, in split capital investment trusts (whether as manager or otherwise) including without limitation:

               (i) any further call for funds made by the FSA or Funds Distribution Limited (other than the contribution made pursuant to the FSA Settlement); and

               (ii) any other settlement in connection therewith otherwise agreed with any claimant; and

          (b) any obligation on any Group Company to compensate any of the Funds for amounts charged to the Funds by a Group Company on or prior to Completion in respect of VAT on supplies made by that Group Company to the Funds, where such obligation arises as a result of the eventual decision in the test case brought by the Association of Investment Trust Companies and JPMorgan Fleming Claverhouse Investment Trust plc;

          (c) any Losses suffered or incurred by any member of the Buyer's Group or any Group Company arising out of or in connection with:

               (i) any claim made by Deutsche Bank AG or any of its Connected Persons in connection with the contractual option arrangements involving, inter alia, Framlington NetNet PLC, LCF Rothschild (CI) Limited and the Framlington Health & Income Fund; and

               (ii) any claim made in connection with a breach of any mandate agreed with Stagecoach PLC or any of its Connected Persons where such claim arises as a result of a breach by any Group Company of restrictions on holdings of AIM listed securities;

          (d) any Losses suffered or incurred by any member of the Buyer's Group or any Group Company arising in respect of, or in connection with, the ownership or disposal of the Dormant Companies;

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          (e)  any Losses suffered or incurred by any member of the Buyer's
               Group or any Group Company arising in respect of, or in connection with, the African Companies or the African Funds PROVIDED THAT this covenant shall not apply to Losses to the extent that such Losses result from the failure of a Group Company to comply with the African Exit Plan.

10.3 The Group shall, at the Seller's cost, purchase a run-off policy in the name of, and on terms reasonably satisfactory to, the Company in respect of each Seller Insurance Policy. Each such run-off policy shall come to come into effect from Completion and shall have a term of not less than 2 years. For the avoidance of doubt, the Seller shall be responsible for the premiums payable over the life of such run-off policies.

10.4 In the event that the Seller has the right to a claim under any Seller Insurance Policy in respect of an event or circumstance relating to a Group Company and arising prior to Completion in respect of which a Group Company suffers a loss or liability and which claim cannot be made or brought directly by a Group Company, if requested by the Buyer or any Group Company at any time after Completion, the Seller shall, as soon as reasonably practicable, take reasonable steps to procure that a claim (in a form reasonably satisfactory to the Company) is made under the relevant Seller Insurance Policy in respect of the relevant event or circumstance and in this regard:

          (a) the Seller undertakes to comply with any reasonable request made by any Group Company in respect of the conduct of such claim; and

          (b) the parties undertake to co-operate with each other by providing to each other and any insurer as promptly as reasonably practicable upon request and in good faith any necessary information and documents for the purpose of making any claims under the Insurance Polices of any of them and disclosing to each other all correspondence received from any relevant insurer and keeping each other informed of any other communications in whatever form with any such insurer.

     Subject to clause 10.5, the Seller undertakes and acknowledges that the proceeds (after taking into account any deductions, and less any tax suffered on the proceeds suffered by the Seller) of any successful claim made pursuant to this clause 10.4 shall be held on trust for the relevant Group Company and that it shall procure that such proceeds are paid to the relevant Group Company as soon as practicable. Any proceeds so received shall reduce to the same extent any entitlement to make a Relevant Claim or a Tax Claim in respect of the loss, damage or destruction which is the subject of the relevant insurance claim. The Buyer undertakes and confirms that it shall be responsible for the Seller's reasonable costs and expenses incurred as a result of complying with their obligations under this clause 10.4.


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10.5 Nothing in clause 10.4 shall require the Seller or the Guarantors to undertake or threaten litigation or incur any expenditure or liability without being put in funds by the Buyer prior to incurring any such expenditure or liability.

11   PENSIONS

11.1 The Seller covenants with the Buyer to pay to the Buyer within 30 days of the determination of the Shortfall (if any) an amount in cash equal to the Shortfall (the "SHORTFALL PAYMENT").

11.2 For the purpose of this clause 11, the "SHORTFALL" means the amount (if any) by which as at close of business on the day of Completion the value of the assets of the Pension Scheme is exceeded by the value of the benefits (valued in accordance with the Actuarial Assumptions), payable (whether immediately, prospectively or contingently) under the Pension Scheme, taking no account of service after 31st December 2003 but making proper allowance (on the basis set out in the Actuarial Assumptions) for future increases in pay and discretionary increases to pensions, both while in payment and in deferment.

11.3 The Seller and the Buyer will use their reasonable endeavours to procure that the Buyer's Actuary and the Seller's Actuary shall calculate and agree the Shortfall as soon as practicable after Completion, and, in any event no later than 31st December 2005. To this end:

          (a) Within 30 business days of Completion the Seller and the Buyer shall provide or shall procure to be provided to the Seller's Actuary and to the Buyer's Actuary all such information as the Seller's Actuary and the Buyer's Actuary may reasonably require in order to calculate the Shortfall in accordance with the Actuarial Assumptions.

          (b) Within 30 business days of the date of receipt of the information referred to in (a) above, the Seller's Actuary shall calculate the Shortfall (the "SELLER'S ESTIMATE") and provide the Seller's Estimate to the Buyer's Actuary.

          (c) The Buyer's Actuary shall review the Seller's Estimate, and shall endeavour to reach agreement with the Seller's Actuary on the amount of the Shortfall within 30 Business Days of receipt of the Seller's Estimate.

          (d) If the amount of the Shortfall has not been agreed between the Buyer's Actuary and the Seller's Actuary within 30 Business Days of receipt of the Sellers' Estimate, the matter will be referred to the independent actuary for determination pursuant to clause 11.4, unless the Buyer and Seller agree otherwise.

11.4 Any dispute between the Seller's Actuary and the Buyer's Actuary concerning the determination or agreement of any matter to be determined or agreed by them for the purposes of this clause 11 shall, in the absence of agreement between them, be referred to an independent actuary to be nominated jointly by the Seller and the Buyer or, failing such nomination, to be nominated by the President for the time being of the Institute of Actuaries at the instance of the party first applying to him. The actuary so appointed shall act as an expert and not as an arbitrator; his decision


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     shall be final and binding and his costs shall be borne between the Seller and the Buyer as the Actuary may direct (or equally between the Seller and the Buyer if the Actuary makes no direction).

11.5 The Buyer covenants with the Seller that as soon as reasonably practicable after receipt of the Shortfall Payment from the Seller, it will procure that the Company pays into the Pension Scheme an amount (as a single payment) equal to the Shortfall Payment.

11.6 If the Buyer or the Company or any member of the Buyer's group (for the purposes of this clause 11.6, the "RELIEVED PERSON") either receives, from a Taxation Authority a payment (whether attributable to a relief or otherwise) or obtains relief arising in consequence of the payment by the Company of an amount equal to the Shortfall Payment pursuant to clause 11.5 above (and the Buyer will use its reasonable endeavours to obtain such payment or relief), then:

          (a) the Buyer shall notify the Seller of that fact as soon as possible;

          (b) subject to the Shortfall Payment having been made by the Seller, if any Relieved Person receives or obtains such a payment or relief, then the Buyer shall, by way of refund of amounts payable under clause 11.1 and, as such (so far as possible) by way of re-adjustment to the consideration payable under this Agreement, pay to the Seller the amount received from the Taxation Authority or the amount that the relevant Relieved Person will save by virtue of the relief, as the case may be.

11.7 Any payment required to be made by the Buyer pursuant to clause 11.6 shall be made:

          (a) in a case where a Relieved Person receives a payment, within 30 days of the receipt of that payment, and

          (b) in a case where a Relieved Person obtains a relief, within 30 days of the date on which tax would have become recoverable but for the use of such relief or if later the date such relief is confirmed as applying by the appropriate Taxation Authority.

11.8 For the purposes of clauses 11.6 and 11.7, "RELIEF" includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set-off in respect of any Tax or relevant to the computation of any income, profits or gains for the purposes of any Tax, or any right to repayment of Tax.

12   RELEASE AND INDEMNITY FOR OUTSTANDING GUARANTEES

12.1 The Buyer shall:

          (a) use all reasonable endeavours to secure with effect from Completion the release of the Seller or any Guarantors from any Guarantees (including, if required, offering its own Guarantee or liability on the same terms as and in substitution for the existing Guarantee or other liability of the Seller or the Guarantors); and

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          (b)  pending release of any Guarantees, indemnify and keep indemnified the Seller and the Guarantors (which take the benefit of this indemnity for themselves and as trustees for each Connected Person) against all Losses arising after Completion which it or any Connected Person may suffer or incur in respect of any claim, made under or in respect of any of the Guarantees.

12.2 The Seller covenants with the Buyer that the Seller will pay to the Buyer or such person as the Buyer may direct an amount equal to the aggregate of all Losses suffered or incurred by any Group Company in carrying out its obligations under clause 12.1(a) in respect of any Guarantee which was not fairly disclosed to the Buyer prior to the date of this Agreement.

13   GUARANTEE OF SELLER'S OBLIGATIONS

13.1 In consideration of the Buyer entering into this Agreement with the Seller, each of the Guarantors irrevocably and unconditionally:

          (a) guarantees to the Buyer the full, prompt and complete performance by the Seller of all its obligations under the Implementation Documents and Offer Documents and the due and punctual payment on demand of all sums now or subsequently due and payable by the Seller to the Buyer under or pursuant to the Implementation Documents and Offer Documents; and

          (b) agrees as primary obligor to indemnify the Buyer on demand from and against any loss incurred by the Buyer as a result of any of the obligations of the Seller under or pursuant to the Implementation Documents and Offer Documents being or becoming void, voidable, unenforceable or ineffective as against the Seller for any reason whatsoever (including without limitation for the reason that the Seller has commenced a voluntary or involuntary liquidation or similar proces), whether or not known to the Buyer, the amount of such loss being the amount which the Buyer would otherwise have been entitled to recover from the Seller.

13.2 The guarantees contained in this clause are continuing guarantees and shall remain in force until all the obligations of the Seller under the Implementation Documents and Offer Documents have been fully performed and all sums payable by the Seller have been fully paid and notwithstanding the winding-up, liquidation, dissolution or other incapacity of the Seller or any change in the status, control or ownership of the Seller.

13.3 The obligations of the Guarantors under this clause 13 shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to release or otherwise exonerate either of the Guarantors from its obligations or affect such obligations, including without limitation and whether or not known by either of the Guarantors:


                                       27
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          (a)  any variation of any Implementation Document or Offer Documents or any time, indulgence, waiver or consent at any time given to the Seller or any other person;

          (b) any compromise or release, or abstention from obtaining, perfecting or enforcing any security or other right or remedy whatsoever from or against, the Seller or any other person;

          (c) any legal limitation, disability, incapacity or other circumstance relating to the Seller or any other person; or

          (d) any irregularity, unenforceability or invalidity of any obligations of the Seller under any Implementation Document, and Offer Documents or the dissolution, amalgamation, reconstruction, liquidation, winding up or insolvency of the Seller.

13.4 If no winding up or liquidation proceedings have been commenced in respect of the Seller, the guarantees contained in this clause 13 may not be enforced by the Buyer unless the Buyer has first taken any steps or proceedings against the Seller PROVIDED THAT, with effect from the date on which the Seller commences a voluntary or involuntary liquidation or similar process, the provisions of the Implementation Documents may be enforced against either Guarantor without the Buyer first taking any steps or proceedings against the Seller.

13.5 The total aggregate liability of the Guarantors together in respect of all claims under this Agreement shall not exceed the total aggregate liability of the Seller under the Agreement.

14   INTELLECTUAL PROPERTY AND OTHER MATTERS

14.1 The Seller confirms that the Dormant Companies were transferred to the Seller prior to the date hereof for no consideration and, at the time of transfer of each Dormant Company, the relevant Dormant Company had no material asset.

14.2 Without prejudice to clauses 14.4 and 14.5, the Seller shall, upon written notice from the Buyer (provided such notice is received prior to the expiry of the period ending on 31st May 2007), to the extent it is reasonably able to do so transfer for no consideration any asset used exclusively or primarily by any Group Company in the 24 months prior to Completion to the Buyer or such person as it may nominate, and to the extent it is not reasonably able to transfer any Intellectual Property Rights or Business Information, it shall procure the grant to the Buyer of a non-exclusive, perpetual, worldwide, assignable, royalty-free licence (with the right to sub-license) to use any Intellectual Property Rights or Business Information owned by the Seller which has been used exclusively or primarily in the two years prior to Completion by any Group Company.

14.3 The Seller and the Guarantors agree to procure that the Seller and any Connected Person (including for this purpose any Guarantor) which uses "Framlington" as part of its corporate name shall, as soon as reasonably practicable after and in any event within one month of the


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     Completion Date, save in respect of Framlington Maghreb SA, change its corporate name to a name which does not include the word "Framlington" or any confusingly similar word.

14.4 The Seller and each of the Guarantors hereby transfer, and agree to procure that the Seller and each Connected Person of each Guarantor transfers, all of their respective right and title in and to the name and mark "Framlington", and all goodwill associated with the name "Framlington", to the Buyer.

14.5 Subject to clause 14.4, the Seller and each of the Guarantors hereby undertake, and agree to procure that the Seller and any Connected Person of each Guarantor undertakes, not to use the name "Framlington" in any business the same as or similar to the Business as carried on at the date of this Agreement for a period of five years from the Completion Date.

15   ENTIRE AGREEMENT

     Each of the Seller and the Guarantors agrees for itself and the Buyer agrees for itself and as agent for each Group Company that:

          (a) this Agreement, the Taxation Deed and the Disclosure Letter (together the "IMPLEMENTATION DOCUMENTS") supersede any prior discussions, understandings and agreements between the parties concerning their subject matter (including, for the avoidance of doubt, the Confidentiality Agreement) and constitute the entire and only agreement between the parties concerning their subject matter; and

          (b) none of the Implementation Documents has been entered into in reliance on any Pre-contractual Statement which is not expressly set out in an Implementation Document and each party hereby unconditionally and irrevocably waives any claims, rights or remedies arising by virtue of any Pre-contractual Statement not set out in an Implementation Document;

          (c) provided always that this clause 15 shall not exclude or limit any liability or right which arises as a result of any fraudulent act, omission or statement.

     In this clause 15, "PRE-CONTRACTUAL STATEMENT" means any agreement, undertaking, representation, statement, warranty, promise, assurance or arrangement of any nature (which express or implied and whether or not in written or draft form) made or given by any person prior to the execution of this Agreement in connection with any matters dealt with in any of the Implementation Documents, including, without limitation, any made or given by virtue of the Information Memorandum prepared with regard to the Company as of 28 April 2005.


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16   EFFECT OF COMPLETION

     Except as expressly provided in this Agreement, all provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion and Completion shall not constitute a waiver of any of the Buyer's rights in relation to any Implementation Document.

17   REMEDIES

17.1 Prior to Completion, this Agreement may terminate only in accordance with clause 2.8, clause 4.4, clause 5.2, clause 5.3, clause 5.4 or clause 5.5 or with the written consent of all parties. Following Completion, no party shall be entitled to terminate or rescind this Agreement or the Taxation Deed for any reason whatsoever.

17.2 In the event of termination of this Agreement under clause 2.8, clause 4.4, clause 5.2, clause 5.3, clause 5.4 or clause 5.5, all the rights and obligations of the parties shall forthwith cease except for clause 15 (entire agreement), clause 20 (announcements and confidentiality) and clauses 22 (severability and set-off) to 29 (governing law and submission to jurisdiction) (inclusive). Termination of this Agreement shall not affect any rights, liabilities or remedies arising under this Agreement prior to such termination.

17.3 Subject to clause 5.4, the Buyer's sole remedy in respect of a breach of the Warranties shall be a claim for damages which shall be made subject to and in accordance with the terms of this Agreement (including the provisions of Schedule 6) and the Buyer will not have any claim or remedy in respect of misrepresentation (whether negligent or otherwise) in respect thereof. Subject to the foregoing provisions of this clause 17.3, the Buyer shall be entitled to claim either before or after Completion that any of the Warranties or Pre-Completion Undertakings or any other provision of the Implementation Documents has or had been breached and, for the avoidance of doubt, this means that claims arising in respect of the Warranties, claims arising in respect of the Pre-Completion Undertakings and each other claim under or in respect of the Implementation Document shall survive Completion.

17.4 The sole remedy of the Buyer against the Seller under the Taxation Deed shall be a claim in accordance with the terms of the Taxation Deed.

17.5 Nothing in this Agreement shall exclude or limit any liability or right which arises as a result of any fraudulent act, omission or statement, in relation to which all remedies available under English law shall apply.

17.6 No delay or omission by any party to this Agreement in exercising any right, power or remedy under this Agreement or any other documents referred to in it shall:

          (a)  affect that right, power or remedy; or


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          (b)  operate as a waiver thereof.

17.7 The single or partial exercise of any right, power or remedy provided under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

17.8 The rights, powers and remedies provided in this Agreement are cumulative.

18   PAYMENTS

18.1 This clause 18 shall have no force or effect prior to Completion and shall come into force on Completion. No payments made pursuant to clause 6.2 shall be subject to this clause 18.

18.2 All sums payable under this Agreement or the Taxation Deed by any of the Seller, the Buyer or either of the Guarantors (in each case, the "PAYER") to any other party (the "RECIPIENT") shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law.

18.3 If, at any time, any applicable law, regulation or regulatory requirement requires any payer to make any deduction or withholding from any sums payable to any recipient under this Agreement or the Taxation Deed then, except in relation to interest, the amount so due shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the recipient receives, on the due date for such payment, a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made, provided that this clause 18.3 shall not apply if the requirement to make such deduction or withholding would not have arisen but for a voluntary act of the recipient.

18.4 Subject to clause 18.7, If the payer is required by law to make any deduction or withholding as referred to in clause 18.3, the payer shall:

18.4.1 make such deduction or withholding; and

18.4.2 pay the full amount deducted or withheld to the relevant Taxation Authority in accordance with applicable law, regulation or regulatory requirement.

18.5 If, at any time after any increased payment is made by any payer as a consequence of the application of clause 18.3, the recipient receives or is granted a credit against, relief from or repayment of any Taxation payable by it which it would not otherwise have received or been granted, the recipient shall, to the extent that it can do so without prejudicing the retention of the amount of such credit, relief or repayment, reimburse the payer with such amount as shall leave the recipient (after such reimbursement) in no better or no worse a position than it would have been in had the circumstances giving rise to the increased payment not in fact arisen. Such


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     reimbursement shall be made not later than ten business days after the recipient receives or is granted such credit.

18.6 Subject to clause 18.7, if any amount paid or due to any recipient under this Agreement or the Taxation Deed, other than interest or the purchase price for the Sale Shares payable by the Buyer under the Offer Documents, gives rise to any Actual Taxation Liability, or would (but for the availability of any Relief) give rise to an Actual Taxation Liability, in the hands of that recipient, then the payer in question shall be under the same obligation to make an increased payment in relation to that Actual Taxation Liability as if the liability were a deduction or withholding required by law.

18.7 If the recipient of any payment under this Agreement or the Taxation Deed is subject to Taxation in any jurisdiction other than the United Kingdom, the payer shall be obliged to pay no more under this clause 18 than would have been the case had the recipient been resident for tax purposes only in the United Kingdom and receiving that payment for the purposes of its business in the United Kingdom only.

19   FURTHER ASSURANCES

     The Seller, each of the Guarantors and the Buyer shall for a period ending on 31 May 2007 execute or, so far as they are able, procure that any necessary third party shall execute all such documents and/or do or, so far as each is able, procure the doing of such acts and things as may be required by law or as may be necessary to give effect to this Agreement and any documents entered into pursuant to it, provided that no party shall be obliged to incur any expense or liability in performing their obligations under this clause.

20   ANNOUNCEMENTS AND CONFIDENTIALITY

20.1 Subject to clause 20.2, no announcement, circular or communication (each an "ANNOUNCEMENT") concerning the existence or content of this Agreement shall be made by any party (or any Connected Person or Related Company of the Buyer (including, after Completion, any (Group Company)) without the prior written approval of the Guarantors and the Buyer (such approval not to be unreasonably withheld or delayed).

20.2 Clause 20.1 does not apply to any Announcement if, and to the extent that, it is required to be made by the rules of any stock exchange or any governmental, regulatory or supervisory body or court of competent jurisdiction ("RELEVANT AUTHORITY") to which the party making the Announcement is subject, whether or not any of the same has the force of law, provided that any Announcement shall, so far as is practicable, be made after consultation with the other parties and after taking into account their reasonable requirements regarding the content, timing and manner of despatch of the Announcement in question.


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20.3 Subject to Clause 20.4, each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

          (a)  the subject matter and provisions of this Agreement;

          (b)  the negotiations relating to this Agreement; or

          (c)  the other parties.

20.4 A party may disclose information which would otherwise be confidential if and to the extent:

          (a) the information is given to the FSA in connection with the application for approval contemplated by clause 2.2.2;

          (b)  required by the law of any relevant jurisdiction;

          (c)  required by existing contractual obligations;

          (d) required by any Relevant Authority or Taxation Authority to which the party making the disclosure is subject, whether or not such requirement has the force of law;

          (e)  required to vest the full benefit of this Agreement in any party;

          (f) disclosure is made to the professional advisers, auditors and bankers of any party;

          (g) the information has come into the public domain through no fault of that party; or

          (h) the other parties have given prior written approval to the disclosure,

     provided that any disclosure shall, so far as practicable, be made only after consultation with the other parties.

21   RECORDS

21.1 For a period of six years after Completion, the Seller shall maintain and provide copies to the Buyer (at the Buyer's request and cost) of any Books and Records proprietary to the Seller relating primarily (but not exclusively) to the business carried on by any Group Company prior to Completion.

21.2 For a period of six years after Completion, the Buyer shall procure that the Group maintains and provides copies to the Seller (at the Seller's request and cost) of any Books and Records proprietary to any Group Company relating primarily (but not exclusively) to the business carried on by the Seller prior to Completion.


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22   SEVERABILITY AND SET-OFF

22.1 Each provision of this Agreement is severable and distinct from the others and, if any provision is, or at any time becomes, to any extent or in any circumstances invalid, illegal or unenforceable for any reason, that provision shall to that extent be deemed not to form part of this Agreement but the validity, legality and enforceability of the remaining parts of this Agreement shall not be affected or impaired, it being the parties' intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law.

22.2 Neither the Seller or the Guarantors shall be entitled to set off any sum due by any of them to the Buyer against any sum due by the Buyer to the Seller or any of the Guarantors under or in relation to this Agreement or the Taxation Deed.

22.3 The Buyer shall not be entitled to set off any sum due by it to the Seller or the Guarantors against any sum due by the Seller or the Guarantors to the Buyer under or in relation to this Agreement or the Taxation Deed.

23   MISCELLANEOUS

23.1 No purported alteration of this Agreement shall be effective unless it is in writing, refers to this Agreement and is duly executed by the Buyer and each Guarantor.

23.2 This Agreement may be executed in any number of counterparts, and each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

23.3 Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of the Implementation Documents.

23.4 This Agreement shall be binding on and shall enure for the benefit of the successors in title and personal representatives of each party.

23.5 Save as expressly provided in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms. Subject to clause 21.1 this Agreement may be varied in any way and at any time by the parties to it without the consent of any person who is not a party to this Agreement.

24   NOTICES

24.1 A notice or other communication given under or in connection with this Agreement (a "NOTICE") shall be:

          (a)  in writing;


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          (b)  in the English language; and

          (c)  sent by the Permitted Method to the Notified Address.

24.2 The Permitted Method means any of personal delivery, courier and fax transmission.

24.3 The Notified Addresses of each of the parties is as set out below:

NAME OF PARTY                           ADDRESS
-------------                           -------
The Seller       The address set out in Part A of Schedule 1

The Guarantors   Each of the addresses set out in Part B of Schedule 1

The Buyer        The address set out on page 3

     or such other Notified Address as any of the parties may, by written notice to the other parties, substitute for their Notified Address set out above.

24.4 No notice given under this Agreement shall be effective until received by the intended recipient, save that if such a notice is so received outside Working Hours in the place of receipt, it shall be deemed to have been received at the start of the next period of Working Hours in that place.

25   ASSIGNMENT

25.1 The Buyer may assign any or all of its rights under the Implementation Documents to any other member of the Buyer's Group without the consent of any other party to this Agreement provided that the liability of the Seller under any of the Implementation Documents shall not be thereby increased. If the Buyer assigns the benefit of any of its rights under the Implementation Documents it shall neither cause nor permit any assignee to cease to be a member of the Buyer's Group unless or until that assignee assigns the benefit of such assigned rights to the Buyer or another member of the Buyer's Group.

25.2 Subject to the provisions of clause 25.1, none of the parties shall or shall purport to assign, transfer, charge or otherwise deal with all or any of its rights or obligations under this Agreement or the Taxation Deed nor grant, declare, create or dispose of any right or interest in this Agreement or the Taxation Deed without the prior written consent of the other parties.

25.3 Any purported assignment in contravention of this clause 25 shall be void.


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26   BUYER'S AGENT FOR SERVICE

26.1 The Buyer irrevocably appoints AXA Investment Managers Limited of 7 Newgate Street, London to be its agent for the receipt of service of process in England. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

26.2 Any Service Document shall be deemed to have been duly served if marked for the attention of the person named in clause 26.1 at the address in that clause or such other address within England and Wales as may be notified to the party wishing to serve the Document and left at the specified address.

26.3 The Service Document will be deemed to have been duly served when it is left.

26.4 If the agent at any time ceases for any reason to act as such, the Buyer shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

26.5 A copy of any Service Document served on an agent shall be sent by post to the Buyer. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

27   CCF'S AGENT FOR SERVICE

27.1 CCF S.A. irrevocably appoints HSBC Investment Businesses Limited of 8 Canada Square, London E14 to be its agent for the receipt of service of process in England. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

27.2 Any Service Document shall be deemed to have been duly served if marked for the attention of the person named in clause 27.1 at the address in that clause or such other address within England and Wales as may be notified to the party wishing to serve the Document and left at the specified address.

27.3 The Service Document will be deemed to have been duly served when it is left.

27.4 If the agent at any time ceases for any reason to act as such, CCF S.A. shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

                                                                  CONFORMED COPY

27.5 A copy of any Service Document served on an agent shall be sent by post to CCF S.A. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

28   COMERICA'S AGENT FOR SERVICE

28.1 Comerica, Inc. irrevocably appoints Law Debenture Corporate Services Limited, of Fifth Floor, 100 Wood Street, London, EC2V 7EX to be its agent for the receipt of service of process in England for a period of 10 years from the date of this Agreement. It agrees that any Service Document may be effectively served on it in connection with Proceedings in England and Wales by service on its agent.

28.2 Any Service Document shall be deemed to have been duly served if marked for the attention of Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street (as aforesaid) or such other address within England and Wales as may be notified to the party wishing to serve the Document and left at the specified address.

28.3 If the agent at any time in the period referred to in clause 28.1 ceases for any reason to act as such, Comerica, Inc. shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties of the name and address of the replacement agent. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

28.4 A copy of any Service Document served on an agent shall be sent by post to Comerica, Inc. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

29   GOVERNING LAW AND SUBMISSION TO JURISDICTION

29.1 This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

29.2 The parties irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. The parties hereby irrevocably submit to the jurisdiction of such courts and waive any objection on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum provided that this clause shall be without prejudice to the right to bring proceedings in any other jurisdiction for the purpose of enforcement or execution of any judgement or other settlement in any other courts.

IN WITNESS of which this Agreement has been entered into on the date first above written.

                                                                  CONFORMED COPY

                                   SCHEDULE 1

                               PART A - THE SELLER

                 1                                 2                        3
                NAME                  ADDRESS / REGISTERED OFFICE   SALE SHARES HELD
                ----                  ---------------------------   ----------------
Framlington Holdings Limited (No.     155 Bishopsgate                  68,577,292
02314914)                             London EC2M 3XJ

Framlington Administration Services   155 Bishopsgate                         500
Limited                               London EC2M 3XJ

Framlington Nominees Limited          155 Bishopsgate                           1
                                      London EC2M 3XJ

                             PART B - THE GUARANTORS

          1                            2                             3
         NAME             ADDRESS / REGISTERED OFFICE    RESPECTIVE PERCENTAGE (%)
         ----             ---------------------------    -------------------------
CCF S.A.                103 avenue des Champs-Elysees,               51
                        75008 Paris, France

Comerica Incorporated   500 Woodward Avenue                          49
                        Detroit
                        Michigan 48226
                        USA

                                                                  CONFORMED COPY

                                   SCHEDULE 2
                           INFORMATION ABOUT THE GROUP

                              PART A - THE COMPANY

NAME OF COMPANY                   Framlington Group Limited

DATE AND PLACE OF INCORPORATION   11 December 1975, United Kingdom

REGISTERED NUMBER                 01237167

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          90,000,000 Ordinary Shares of 5p each

ISSUED SHARE CAPITAL              69,878,770 Ordinary Shares of 5p each

DIRECTORS                         Lord Douro
                                  I Barnetson
                                  C Bowe
                                  DH Burnett
                                  E Chang
                                  A Dromer
                                  NTA Hodgson
                                  JG Lodwick
                                  NR MacAndrew
                                  D Mooradian
                                  Lord Stewartby

SECRETARY                         Eleanor Cranmer

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

SHARE REGISTER                    68,577,292 held by Framlington Holdings
                                  Limited 500 held by Framlington Administration
                                  Services Limited 1 held by Framlington
                                  Nominees Limited 330,768 held by Ogier
                                  Employee Benefit Trustee Limited 700 held by a former employee of Framlington Group Limited
                                  969,509 held by current employees of
                                  Framlington Group Limited

                                                                  CONFORMED COPY

                            PART B - THE SUBSIDIARIES

NAME OF COMPANY                   Framlington Investment Management Limited

DATE AND PLACE OF INCORPORATION   26 October 1984, United Kingdom

REGISTERED NUMBER                 01858790

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          425,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              425,000 Ordinary Shares of L1 each

SHAREHOLDER                       424,999 held by Framlington Group Limited

                                  1 held by Framlington Investment Trust Services Limited

DIRECTORS                         I Barnetson
                                  P A Branigan
                                  NTA Hodgson
                                  JG Lodwick
                                  J L Schilling

SECRETARY                         Framlington Services Limited

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Unit Management Limited

DATE AND PLACE OF INCORPORATION   3 January 1967, United Kingdom

REGISTERED NUMBER                 00895241

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          100,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              100,000 Ordinary Shares of L1 each

SHAREHOLDER                       99,999 held by Framlington Group Limited

                                  1 held by Framlington Administration Services Limited

DIRECTORS                         I Barnetson
                                  NTA Hodgson
                                  JG Lodwick

SECRETARY                         Framlington Services Limited

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Overseas Investment Management Limited

DATE AND PLACE OF INCORPORATION   31 December 1980, United Kingdom

REGISTERED NUMBER                 01536760

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          250,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              100 Ordinary Shares of L1 each

SHAREHOLDER                       99 held by Framlington Investment Trust Services Limited

                                  1 held by Throgmorton Street Nominees Limited

DIRECTORS                         I Barnetson
                                  NTA Hodgson
                                  JG Lodwick
                                  JL Shilling

SECRETARY                         Framlington Services Limited

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Investment Trust Services Limited

DATE AND PLACE OF INCORPORATION   16 April 1981, United Kingdom

REGISTERED NUMBER                 01556736

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          2,249,775 Ordinary Shares of 10p each

ISSUED SHARE CAPITAL              2,197,030 Ordinary Shares of 10p each

SHAREHOLDER                       1 held by Framlington Administration Services Limited

                                  2,197,029 held by Framlington Group Limited

DIRECTORS                         PA Branigan
                                  JG Lodwick

SECRETARY                         Framlington Services Limited

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Administration Services Limited

DATE AND PLACE OF INCORPORATION   24 May 1978, United Kingdom

REGISTERED NUMBER                 01370370

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          100 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              100 Ordinary Shares of L1 each

SHAREHOLDER                       99 held by Framlington Group Limited

                                  1 held by Framlington Nominees Limited

DIRECTORS                         I Barnetson

SECRETARY                         Framlington Services Limited

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Investment Management (Ireland)
                                  Limited

DATE AND PLACE OF INCORPORATION   10 May 1994, Ireland

REGISTERED NUMBER                 IE217071

REGISTERED OFFICE                 Europa House, Harcourt Centre, Harcourt Street, Dublin 2

AUTHORISED SHARE CAPITAL          1,000,000 Ordinary Shares of E1.27 each

ISSUED SHARE CAPITAL              100,000 Ordinary shares of E1.27 each

SHAREHOLDER                       99,999 held by Framlington Group Limited

                                  1 held by Framlington Administration Services Limited

DIRECTORS                         D McGeough
                                  D Shubotham

SECRETARY                         Management International (Dublin)

AUDITORS

ACCOUNTING REFERENCE DATE

                                                                  CONFORMED COPY

                           PART C - AFRICAN COMPANIES

NAME OF COMPANY                   Framlington Asset Management West Africa SA

DATE AND PLACE OF INCORPORATION   14 April 1997, Ivory Coast

REGISTERED NUMBER                 31.78.1343

REGISTERED OFFICE                 8-10 Avenue Joseph Anoma, 01 BP 1273, Abidjan
                                  01, Ivory Coast

AUTHORISED SHARE CAPITAL          Ordinary Shares of 10,000,000 CFA Franc BCEAO

ISSUED SHARE CAPITAL              Ordinary Shares of 10,000,000 CFA Franc BCEAO

SHAREHOLDER                       Framlington Group Limited 5.08 million FCFA
                                  Proparco 1.5 million FCFA
                                  Sfi 1.5 million FCFA
                                  Michel Abrogoua 1.5 million FCFA
                                  JL Akoto 0.4 million FCFA
                                  JL Schilling 10,000 FCFA
                                  T Vallance 10,000 FCFA

DIRECTORS

SECRETARY

AUDITORS

ACCOUNTING REFERENCE DATE

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Asset Management Central Africa SA

DATE AND PLACE OF INCORPORATION   30 July 2003, Ivory Coast

REGISTERED NUMBER

REGISTERED OFFICE

AUTHORISED SHARE CAPITAL          1,000 Ordinary Shares of 10,000 CFA Franc BCEAO

ISSUED SHARE CAPITAL              1,000 Ordinary Shares of 10,000 CFA Franc BCEAO

SHAREHOLDER                       1,000 held by Framlington Group Limited

DIRECTORS

SECRETARY

AUDITORS

ACCOUNTING REFERENCE DATE

                                                                  CONFORMED COPY

                           PART D - DORMANT COMPANIES

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Maghreb SA

DATE AND PLACE OF INCORPORATION   26 May 1994, Morocco

REGISTERED NUMBER                 118654

REGISTERED OFFICE                 Chez la Banque Commerciale du Maroc, 26 Avenue des Forces
                                  Armees Royales, Casablanca, Morocco

AUTHORISED SHARE CAPITAL          100,000 Ordinary Shares of 100 Dirhams

ISSUED SHARE CAPITAL              100,000 Ordinary Shares of 100 Dirhams

SHAREHOLDER                       51,000 held by Framlington Investment Management Limited

DIRECTORS

SECRETARY

AUDITORS

ACCOUNTING REFERENCE DATE

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Investment Management (Bermuda)
                                  Limited

DATE AND PLACE OF INCORPORATION   9 September 1997, Bermuda

REGISTERED NUMBER                 EC23815

REGISTERED OFFICE                 Corner House, Church and Parliament Streets,
                                  Hamilton, Bermuda

AUTHORISED SHARE CAPITAL          12,000 Ordinary Shares of $1

ISSUED SHARE CAPITAL              12,000 Ordinary Shares of $1

SHAREHOLDER                       12,000 held by Framlington Group Limited

DIRECTORS                         JD Boden
                                  NK Boulton
                                  PB Hubbard

SECRETARY                         J Watlington

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington Portfolio Management Limited

DATE AND PLACE OF INCORPORATION   29 January 2002, United Kingdom

REGISTERED NUMBER                 04362302

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          1,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              1 Ordinary Share of L1 each

SHAREHOLDER                       1 held by Framlington Group Limited

DIRECTORS                         I Barnetson

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

                                                                  CONFORMED COPY

NAME OF COMPANY                   Framlington International Holdings Limited

DATE AND PLACE OF INCORPORATION   10 June 1994, United Kingdom

REGISTERED NUMBER                 02937900

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          1,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              2 Ordinary Shares of L1 each

SHAREHOLDER                       1 held by Framlington Group Limited

                                  1 held by Framlington Investment Management
                                  Limited

DIRECTORS                         I Barnetson

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Laurence Prust & Co. Limited

DATE AND PLACE OF INCORPORATION   8 July 1987, United Kingdom

REGISTERED NUMBER                 02145826

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          56,600 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              56,600 Ordinary Shares of L1 each

SHAREHOLDER                       1 held by Framlington Administration Services
                                  Limited

                                  56,599 held by Framlington Group Limited

DIRECTORS                         JG Lodwick
                                  JV Tubbs

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington Asset Management Limited

DATE AND PLACE OF INCORPORATION   25 September 1987, United Kingdom

REGISTERED NUMBER                 02169390

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          5,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              5,000 Ordinary Shares of L1 each

SHAREHOLDER                       4,999 held by Framlington Group Limited

                                  1 held by Framlington Administration Services
                                  Limited

DIRECTORS                         I Barnetson
                                  PA Branigan
                                  WF Calvert
                                  LD Donnigan
                                  NTA Hodgson
                                  DR Hunter
                                  SP Kelly
                                  GM Luckraft
                                  AB Milford
                                  JC Murphy
                                  R Peirson
                                  CA Rock
                                  NAD Thomas
                                  TS Vallance
                                  BR Watson
                                  REH Whiteoak

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington International Fund Management Limited

DATE AND PLACE OF INCORPORATION   14 May 1984, United Kingdom

REGISTERED NUMBER                 01815755

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          5,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              5,000 Ordinary Shares of L1 each

SHAREHOLDER                       4,999 held by Framlington Group Limited

                                  1 held by Framlington Administration Services Limited

DIRECTORS                         I Barnetson

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington Nominees Limited

DATE AND PLACE OF INCORPORATION   23 April 1986, United Kingdom

REGISTERED NUMBER                 02013252

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          100 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              2 Ordinary Shares of L1 each

SHAREHOLDER                       1 held by Framlington Group Limited

                                  1 held by Framlington Administration Services Limited

DIRECTORS                         JG Lodwick
                                  JV Tubbs

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington (USA) Limited

DATE AND PLACE OF INCORPORATION   12 November 1985, United Kingdom

REGISTERED NUMBER                 01957436

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          10,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              2 Ordinary Shares of L1 each

SHAREHOLDER                       1 held by Framlington Group Limited

                                  1 held by Framlington Administration Services Limited

DIRECTORS                         JG Lodwick
                                  JV Tubbs

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington Services Limited

DATE AND PLACE OF INCORPORATION   8 November 1988, United Kingdom

REGISTERED NUMBER                 02314696

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          10,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              100 Ordinary Shares of L1 each

SHAREHOLDER                       99 held by Framlington Group Limited

                                  1 held by Framlington Investment Management
                                  Limited

DIRECTORS                         I Barnetson

SECRETARY                         Eleanor Cranmer

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington Financial Services Limited

DATE AND PLACE OF INCORPORATION   7 August 1984, United Kingdom

REGISTERED NUMBER                 01838673

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          25,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              25,000 Ordinary Shares of L1 each

SHAREHOLDER                       24,999 held by Framlington Overseas Investment
                                  Management Limited

                                  1 held by Framlington Investment Trust
                                  Services Limited

DIRECTORS                         I Barnetson

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington PEP Nominees Limited

DATE AND PLACE OF INCORPORATION   6 March 1989, United Kingdom

REGISTERED NUMBER                 02355432

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          1,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              2 Ordinary Shares of L1 each

SHAREHOLDER                       1 held by Framlington Overseas Investment
                                  Management Limited

                                  1 held by Framlington Investment Trust
                                  Services Limited

DIRECTORS                         I Barnetson

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington Savings Scheme Nominees Limited

DATE AND PLACE OF INCORPORATION   2 June 1987, United Kingdom

REGISTERED NUMBER                 02136631

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          1,000 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              4 Ordinary Shares of L1 each

SHAREHOLDER                       3 held by Framlington Overseas Investment
                                  Management Limited

                                  1 held by Framlington Investment Trust
                                  Services Limited

DIRECTORS                         JG Lodwick
                                  JV Tubbs

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Throgmorton Street Nominees Limited

DATE AND PLACE OF INCORPORATION   12 July 1940, United Kingdom

REGISTERED NUMBER                 00362345

REGISTERED OFFICE                 155 Bishopsgate, London, EC2M 3XJ

AUTHORISED SHARE CAPITAL          100 Ordinary Shares of L1 each

ISSUED SHARE CAPITAL              6 Ordinary Shares of L1 each

SHAREHOLDER                       5 held by Framlington Overseas Investment
                                  Management Limited

                                  1 held by Framlington Investment Trust
                                  Services Limited

DIRECTORS                         Framlington Investment Management Limited
                                  JV Tubbs

SECRETARY                         Framlington Services Limited

AUDITORS                          N/A

ACCOUNTING REFERENCE DATE         31 December

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
NAME OF COMPANY                   Framlington CET Investment Managers Limited

DATE AND PLACE OF INCORPORATION   24 November 1995, Jersey

REGISTERED NUMBER                 FC 20689

REGISTERED OFFICE                 Elizabeth House, 9 Castle Street, St. Helier,
                                  Jersey, JE4 8PN

AUTHORISED SHARE CAPITAL          12,500 Class A Shares of L1 each

                                  12,500 Class B Shares of L1 each

ISSUED SHARE CAPITAL              12,500 Class A Shares of L1 each

                                  12,500 Class B Shares of L1 each

SHAREHOLDER                       12,500 Class A Shares held by Framlington
                                  Group Limited

                                  12,500 Class B Shares held by Central Europe
                                  Trust Co. Limited

DIRECTORS                         PA Brannigan
                                  TO Lampl
                                  TS Vallance

SECRETARY                         Jersey Trust Company

AUDITORS                          PricewaterhouseCoopers LLP

ACCOUNTING REFERENCE DATE         31 December

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                                   SCHEDULE 3

                             PART A - THE WARRANTIES

1    CAPACITY AND AUTHORITY

1.1 The Seller and each of the Guarantors is duly incorporated and validly existing under applicable law.

1.2 The Seller and each of the Guarantors has the right, power and authority to execute and deliver, and to exercise its rights and perform its obligations under, each of the Implementation Documents to which it is a party.

1.3 Each Implementation Document to be executed by the Seller and each of the Guarantors will, when executed, constitute its legal, valid and binding obligations enforceable in accordance with their respective terms.

1.4 The execution and delivery of, and the performance of obligations under and compliance with the provisions of, each Implementation Document to which the Seller or either Guarantor is a party will not result in:

          (a) a violation of any provision of its memorandum or articles of association (or equivalent document); or

          (b) a breach of or a default under any instrument to which it is a party where, in each case, such breach would materially and adversely affect its ability to enter into or perform its obligations under the relevant Implementation Document.

1.5 Save as expressly provided for in this Agreement, no consent, authorisation, licence or approval of or notice to its shareholders or any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of each Implementation Document to which the Seller or either Guarantor is a party or the performance by the Seller or either of the Guarantors of its obligations thereunder.

1.6 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Seller or either of the Guarantors or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to the Seller or either of the Guarantors, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Seller or either of the Guarantors. No events or circumstances analogous to any of those referred to in this paragraph 1.6 have occurred in any jurisdiction outside England.

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2    THE SALE SHARES

2.1 The Seller is the sole legal and beneficial owner of the Sale Shares free from Encumbrances. The Seller has the right to transfer legal and beneficial title to the Sale Shares and none of the Sale Shares is subject to any rights of pre-emption or restrictions on transfer.

2.2 The Shares held by the Seller have been validly issued, are fully paid and constitute 98.14 per cent of the issued and allotted share capital of the Company and the Sale Shares constitute 90.77 per cent of the issued and allotted share capital of the Company. There is no shareholder or joint venture agreement to which the Seller is a party in effect in respect of the Shares held by the Seller.

2.3 There is no agreement or commitment to give or create any Encumbrance on or over the Sale Shares and no person has made any claim to be entitled to any right over or affecting the Sale Shares.

3    CONSTITUTION AND STRUCTURE OF THE GROUP

3.1 The information set out in Parts A, B and C of Schedule 2 is complete and accurate in all respects.

3.2 The Subsidiaries are the only subsidiaries of the Company (or another Group Company) and the share capital of each Subsidiary is wholly legally and beneficially owned by the Company (or another Group Company) other than as indicated in Schedule 2 and is free from any Encumbrances. All of the shares directly or indirectly held by the Company in any other Group Company are validly issued and allotted and are fully paid. None of the shares directly or indirectly held by the Company in any other Group Company are subject to any rights of pre-emption or restrictions on transfer.

3.3 No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue or transfer of any security, share or loan capital of any Group Company under any option or other agreement or otherwise howsoever.

3.4 No Group Company has or has agreed to acquire an interest in any body corporate, partnership, joint venture or unincorporated association and no Group Company has or has agreed to establish any branch or place of business outside the United Kingdom.

3.5 Neither any Guarantor nor any Connected Person of any Guarantor (other than the Seller) owns or has any right, title interest or asset (other than Intellectual Property Rights and Information Technology, as defined in paragraph 16.1 of this Schedule 3) which has been used exclusively or primarily by any Group Company in the 24 months prior to the date of this Agreement.


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3.6  Copies of the memorandum and articles of association in force at the date of this Agreement of each Group Company are included in the Data Room.

4    FUNDS UNDER MANAGEMENT AND TRADING

4.1 So far as the Seller is aware, no investment product of any Group Company has any guaranteed or other minimum return feature attached to it and no client of any Group Company has the benefit of a legally binding promise of performance to a minimum standard or in line with stated benchmarks.

4.2 The information in Appendix 53 to the Disclosure Letter relating to the Group's funds under management is true and correct in all material respects. All investment management agreements and investment advisory agreements (save in respect of private clients where the assets under management are less than L10 million) to which any Group Company is a party are set out in paragraph 4.2 of the Disclosure Letter.

4.3 All funds under management of the Group are set out in Appendix 53 to the Disclosure Letter and have been valued in accordance with the normal practice of the Company applicable to the relevant client(s) used in order to determine the amount of fees due.

4.4 Each Group Company has in the 24 months prior to the date of this Agreement complied in all material respects with its obligations under each fund management or advisory agreement to which that Group Company is a party.

4.5 No Group Company has received notice in writing in the 24 months prior to the date of this Agreement that it is in default in any material respect under any subsisting fund management or advisory agreement to which that Group Company is a party.

4.6 No Group Company has received notice in writing in the 18 months prior to the date of this Agreement from a client representing more than L100,000 in revenue per annum terminating any subsisting fund management or advisory agreement to which that Group Company is a party. So far as the Seller is aware, no Group Company has, in the 6 months prior to the date of this Agreement, received notice in writing from any such client of any firm intention to terminate any such fund management or advisory agreement.

4.7 No client of any Group Company or unit holder or shareholder in any fund managed or operated by any Group Company, or former client, unit holder or shareholder, has in the 24 months prior to the date of this Agreement expressed an intention in writing, or has reserved a right in writing, to claim compensation which might exceed L100,000 from any Group Company on the grounds of negligence, breach of contract or breach of applicable investment restriction.


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4.8  Copies of all of the current prospectuses of the Funds established by any
     Group Company have been disclosed to the Buyer, are complete and accurate in all material respects and are contained in the Data Room.

4.9 An anonymised list of the top 50 distributors by Retail Fund assets under management as at 30th June 2005 is contained in the Data Room.

4.10 No client of any Group Company is presently withholding fees which are due and payable in an amount in excess of L10,000 in aggregate.

4.11 In the 24 months prior to the date of this Agreement, no Group Company has received notice in writing of a claim or complaint by a person alleging that any investment product of any Group Company or any investment product distributed by any Group Company was mis-sold to them.

4.12 In the 18 months prior to the date of this Agreement, there have been no significant errors in the operation of any administrative functions operated by or so far as the Seller is aware on behalf of any Group Company.

4.13 So far as the Seller is aware, in the 4 years prior to the date of this Agreement, no open-ended fund managed by a Group Company has been the subject of late trading or market timing activities.

4.14 So far as the Seller is aware, in respect of investment funds or companies which are managed by a Group Company which are open-ended, no liability on the part of any Group Company exists in respect of any pricing errors for the issue or redemption of units in such investment funds or companies.

4.15 The Signing AUM has been prepared in accordance with the provisions of paragraph 1 of Schedule 9.

4.16 No Group Company has any liability in respect of Losses arising in connection with any claim made by the trustee in bankruptcy of OFZ Profity.

5    COMPLIANCE WITH LEGAL REQUIREMENTS

5.1  All registers and minute books required by law to be kept by each Group
     Company:

5.1.1 contain an accurate and complete record of the matters which should by law be dealt with in the register of holders of securities and such registers have been properly written up;

5.1.2 in respect of all other matters which should by law be dealt with in such books, contain a accurate and complete record and have been properly written up, in each case in all material respects,


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     and no Group Company has in the 48 months prior to the date of this
     Agreement received any application or written request for rectification of its statutory registers or any other notice in writing that any of them is incorrect.

5.2 Each Group Company has obtained all material licences, permissions, consents, authorisations and other approvals (together "PERMITS") and has in the 3 years prior to the date of this Agreement in respect of FSMA, the Proceeds of Crime Act 2002, the Money Laundering Regulations 2003 and the Investment Advisers Act of 1940 (United States) including, in respect of each enactment, all subordinate legislation and the FSA Handbook (the "RELEVANT LAWS") and in the 18 months prior to the date of this Agreement in respect of all laws and legally binding regulations other than the Relevant Laws made all material filings, authorisations, notifications and registrations required for or in connection with the carrying on of its business in the places and in the manner in which its business is now carried on and no such Permits are revoked, suspended, cancelled, restricted or subject to any special conditions. So far as the Seller is aware, there are no circumstances in which any such Permits are reasonably likely to be revoked, suspended, cancelled or not renewed or materially varied or made subject to any material restriction or material condition (in whole or in part).

5.3 Each Group Company is conducting and has in the 3 years prior to the date of this Agreement in respect of the Relevant Laws and in the 24 months prior to the date of this Agreement in respect of all other laws and legally binding regulations conducted its business in all material respects in accordance with all applicable laws and legally binding regulations.

6    ACCOUNTS, MANAGEMENT ACCOUNTS, ASSETS AND INFORMATION

6.1  The Accounts:

          (a) have been properly prepared in accordance with CA 1985 and all applicable Accounting Standards;

          (b) were each prepared on the same basis and in accordance with the same accounting principles and practices, consistently applied, as the audited financial statements for the previous two financial periods prior to the accounting period to which the relevant Accounts relate save for changes to comply with changes in applicable Accounting Standards; and

          (c) give a true and fair view of the state of affairs of the Company and the Group at each accounting reference date to which the Accounts relate and the profit and cash flows of the Company and the Group for the year ended on each accounting reference date to which the Accounts relate.


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6.2  The Management Accounts for the period from the Accounts Date to the end of the calendar month preceding the date of this Agreement were prepared with due care and attention, were prepared on the same basis and in accordance with the same accounting principles and practices, consistently applied, as the Accounts and were prepared on a basis consistent with the Management Accounts of the Company on the basis of the accounting bases, practices and policies used in the preparation of the Management Accounts in each case in the preceding month. Having regard to the purpose for which the Management Accounts were prepared, the Management Accounts show a reasonably accurate representation of the state of affairs of the Group (including the assets and liabilities of the Group) at each date to which they relate and of the profits and losses of the Group for each period to which they relate.

6.3 The accounting records of each Group Company are in its possession and are in all material respects up-to-date and have in all material respects been properly written up on a consistent basis and contain the information required by applicable law to be entered in them.

6.4 Save for assets held subject to retention of title or similar arrangements arising in the ordinary course of the Business, leased assets and assets hired or rented on hire purchase or Intellectual Property Rights or Information Technology used under licence in the ordinary course of the Business and the Properties, the Group is the absolute owner of and is in actual possession of all material assets used in the course of the Business or which are necessary for the continuation of its business as it is now carried on. So far as the Seller is aware, save as aforesaid, no person has the right to call for any payment in respect of any of those assets and no Group Company has created or agreed to create any Encumbrance over any part of its undertaking or assets (other than Encumbrances arising by the operation of law in the ordinary course of Business). No Group Company has received written notice in the 12 months prior to the date of this Agreement from any person claiming any such right or the benefit of any such Encumbrance.

7    EVENTS SINCE THE ACCOUNTS DATE

7.1  Since the Accounts Date:

          (a) there has been no material adverse change in the business, assets, financial condition or operations of the Group;

          (b) Group Companies have carried on their respective businesses in the ordinary course in all respects and without any material interruption;

          (c) no asset of a value in excess of L250,000 has been acquired or disposed of on capital account or has been agreed to be acquired or disposed of and no contract involving expenditure by it on capital account in excess of L250,000 has been entered into by any Group Company;


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          (d)  no Group Company has resolved to change its name or to alter its memorandum or articles of association;

          (e) no Group Company has allotted or issued or agreed to allot or issue any shares or any securities or granted or agreed to grant any right which confers on the holder any right to acquire any shares or other securities;

          (f) no Group Company has declared, paid or made any dividend or other distribution;

          (g) no Group Company has repaid, redeemed or purchased any of its share capital or loan capital or agreed to do so;

          (h)  no Group Company has reduced its share capital;

          (i)  no Group Company has resolved to be voluntarily wound up;

          (j) no Group Company has passed any shareholder resolution or obtained any consent from any of its members;

          (k) no Group Company has otherwise than in the ordinary course of business made, or agreed to make, any material change in the nature or extent of its business;

          (l) no Group Company has created, or agreed to create, any Encumbrance over its business, undertaking or over any of its assets other than on the ordinary course of business;

          (m)  no Group Company has appointed new auditors;

          (n) no Group Company has made any change in its accounting reference period; and

          (o) no Group Company has made any change in its accounting policies or practices.

8    INDEBTEDNESS AND GUARANTEES

8.1  Except as disclosed in the Disclosure Letter:

          (a) no Group Company is a party to any outstanding indebtedness (other than trading debtors in the ordinary course of business), overdraft, loans or other financial or borrowing facilities; and

          (b) there is no outstanding indebtedness on any account whatever owing by any Group Company to the Seller or any Connected Person or by the Seller or any Connected Person to any Group Company.


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8.2  No Group Company has received any written notice in the 12 months prior to the date of this Agreement alleging that an event has occurred which constitutes an event of default, or otherwise gives rise to an obligation to repay prior to the scheduled repayment date, under any agreement entered into by a Group Company relating to the borrowing or indebtedness in the nature of borrowing.

8.3 Details of all debentures, charges, guarantees and indemnities given to secure such indebtedness or loans referred to in paragraph 8.1 are disclosed in the Disclosure Letter.

8.4 Save as otherwise contemplated by this Agreement, none of the indebtedness or loans referred to in paragraph 8.1 will be become repayable on or as a result of Completion.

9    CONTRACTS

9.1 The Seller has provided the Buyer with hard copies of all Material Contracts. For the purposes of this paragraph 9, "MATERIAL CONTRACT" means
     (1) a contract to which a Group Company is a party pursuant to which the fee income (net of applicable VAT) is expected to exceed L250,000 in the next 12 months and (2) a contract entered into to which a Group Company is a party and which as at the date of this Agreement contains outstanding financial liabilities (whether actual or contingent) of, or financial benefits (whether actual or contingent) accruing to such Group Company involving a single financial commitment in excess of L250,000 on a per incident basis or L250,000 per annum but excludes any lease, licence or other contract or agreement creating or relating to an interest in land. Each Material Contract is on arms' length terms.

9.2 There are no outstanding agreements or arrangements under which any Group Company is under an obligation to acquire or dispose of all or a substantial part of its assets or business.

9.3 No Group Company has received written notification within the last 24 months of the termination of (otherwise than through expiry in accordance with the terms of the relevant contract) or any claim for breach of contract in respect of any Material Contracts. So far as the Seller is aware, there are no material breaches, invalidity, or grounds for determination, rescission, avoidance or repudiation of any Material Contract.

9.4 There are no agreements or arrangements between any Group Company and the Seller or any Connected Person for the supply of any goods or services (including without limitation administration, human resources, information technology, taxation, administration, custodian, outsourcing, insurances, premises or other services) or the use by one such party of the property, rights or assets of the other.

9.5 So far as the Seller is aware, no bid or tender given or made by any Group Company on or before the date of this Agreement and still outstanding is capable of giving rise to an agreement or arrangement merely by a unilateral act of another person.


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9.6  Other than the Material Contracts or any lease, licence or other contract or agreement creating or relating to an interest in land, no Group Company is a party to:

          (a) so far as the Seller is aware, any contract for lease, hire, hire purchase, credit sale, conditional sale or purchase by instalments which is not accounted for in the Accounts or the Management Accounts (other than in relation to the Properties or Information Technology);

          (b) any guarantee, indemnity other than an indemnity given in the ordinary course of business, surety or letter of credit;

          (c) any joint venture agreement or arrangement, partnership rights or obligations or any other agreement or arrangement under which it participates with any other person in any business;

          (d) so far as the Seller is aware, any contract or arrangement which constitutes a commercial transaction or arrangement not entirely on arms' length terms;

          (e) any contract or arrangement in which any director of any Group Company or any person connected with any such director (within the meaning of section 346 Companies Act 1985) is legally or financially interested; and

          (f) so far as the Seller is aware, any contract or arrangement which can be terminated in the event of any change in the underlying ownership or control of the Company or any other Group Company or which contains a unilateral right in favour of the counter-party to change the terms thereof in the event of any change in the underlying ownership or control of the Company or any other Group Company, where, in each such case, such termination or change would have a material impact on the Group.

9.7 No Group Company has given any covenants or is a party to any arrangements limiting or excluding its right to do business and/or compete in any area or field (whether limited by reference to a geographical area or type of business) as it may think fit or the ability to transfer the whole or any part of its business with any other person.

9.8  So far as the Seller is aware, compliance with this Agreement shall not:

          (a) materially breach or constitute a material default under an agreement or arrangement to which any Group Company is a party, or any provision of the memorandum or articles of association of any Group Company, or any security interest or regulation applicable to any Group Company; or

          (b) result in the creation, imposition, crystallisation or enforcement of any Encumbrance on any of the material assets of the Company.


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10   FUNDS

10.1 All of the Funds established by any Group Company have been established in accordance with the applicable laws and regulations in the jurisdictions in which they are established.

10.2 No decision has been taken to wind up or close any current Funds established by any Group Company.

10.3 To the extent necessary, taking into account the purposes for which it has been established and is marketed, each Fund established by any Group Company is duly authorised by the governmental or regulatory authority in the jurisdiction in which it is established and so far as the Seller is aware there are no circumstances to indicate that any such authorisation will be revoked in whole or part, in the ordinary course of events (whether as a result of the acquisition of the Sale Shares or otherwise). For each such authorised Fund, details of the relevant government or regulatory authority, the type of authorisation and any special conditions attaching to the Fund's authorisation are set out in the Disclosure Letter.

10.4 So far as the Seller is aware, all unlisted and unquoted investments of all of the Funds are and have within the last three years been valued in the period in which they have been under the management of a Group Company in accordance with applicable laws and regulations.

10.5 So far as the Seller is aware, the assets held in any Fund or any other portfolio under the management of a Group Company are and have in the 18 months prior to the date of this Agreement in each case in any period in which they have been under the management of the Group Company been held in all material respects in accordance with the provisions of any applicable law or regulation.

11   AGENTS AND BROKERS

11.1 Details of the standard terms of trade between the Group Company and the twenty largest distribution agents (based on sales during the twelve month period prior to the date of this Agreement) to whom any Group Company pays or has paid commission or advanced expenses are contained in the Data Room and there are no other arrangements or agreements between any Group Company and any such agent which contain terms materially different from the standard terms disclosed in the Data Room.

11.2 No written indication has been received by the Seller or a Group Company that any distribution agents will cease carrying on business with any Group Company as a result of this Agreement or Completion.


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11.3 So far as the Seller is aware, no Group Company has in the 18 months prior to the date of this Agreement paid any commissions or other incentives to an agent or broker for business offered by that agent or broker to such Group Company where such payment was illegal.

12   THE PROPERTIES AND OTHER INTERESTS IN LAND

12.1 The Properties are all the properties owned, controlled, used or occupied by a Group Company or in which any Group Company has any interest or right. A Group Company is the legal and beneficial owner of or is otherwise absolutely entitled to its interest in each of the Properties. Details of all covenants, restrictions, easements or other matters set out or referred to in the deeds and documents relating to the relevant Group Company's interest in each of the Properties are contained in the Data Room.

12.2 No Group Company has any material liability (contingent or actual) in respect of any leasehold property except the Properties.

12.3 A Group Company has in its possession or under its control all the deeds and documents necessary to prove title to its interest in each of the Properties.

12.4 Each Property is held under the terms of the lease or licence applicable to it referred to in Schedule 5 and no material variations, collateral assurances or concessions have been entered into.

12.5 The relevant Group Company has paid all rent or licence fees and all other outgoings which have become due in respect of each of the Properties.

12.6 So far as the Seller is aware, the relevant Group Company has performed and observed all obligations, covenants and conditions affecting each of the Properties in all material respects. No Group Company has received any written notice alleging breach of any such covenants and conditions which remains outstanding.

12.7 The Seller is not aware of any dispute, claims, demands, actions, notices or complaints relating to any of the Properties which remains or remain outstanding.

12.8 A Group Company holds each of the Properties subject to the third party rights of occupation or possession described or contained in the Data Room but is otherwise in physical possession and actual occupation of each Property. Where a Property is sublet to a third party, the third party has performed and observed all obligations, covenants and conditions on its part contained in the relevant sublease in all material respects. All rent or other outgoings which have become due under the relevant sublease have been paid to date.


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12.9 In relation to such of the Properties as are leasehold, where the rent reserved by the lease or tenancy of any such Property is subject to review there are no disputes outstanding as to the settlement of the relevant level of rent.

12.10 So far as the Seller is aware, each Group Company is in compliance in all material respects with all applicable environmental and health and safety laws including without limitation, in relation to the Control of Asbestos at Work Regulations 2002 with respect to either the Properties or the carrying on of the business of the Company substantially as it is presently carried on. No Group Company has received any notification or claim from any relevant authority alleging that it has not complied in all material respects with all such applicable environmental and health and safety laws within the last three years or is under any investigation or inquiry by any relevant authority under any applicable environmental or health and safety rules.

13   EMPLOYEES

13.1 The Disclosure Letter contains or refers to details of the employees of each Group Company including employing company, job title, remuneration payable (including bonus arrangements), length of service, notice period and other principal benefits provided.

13.2 The Seller has disclosed to the Buyer copies of the service contracts of the Senior Employees and a representative sample of the contracts of employment between each Group Company and its employees, and none of the employees have contractual terms which are materially different.

13.3 To the extent not disclosed under paragraph 13.1 material details of any benefit received by any employee otherwise than in cash and of any benefit received by any employee in cash which is related to sales, profits, turnover or performance, or which is otherwise variable (other than normal overtime) are set out or discussed in the Disclosure Letter or Data Room.

13.4 Each Group Company has maintained records which are adequate and up-to-date in all material respects regarding the service of each of its employees and these records will be made available to the Buyer on Completion.

13.5 No Senior Employee has, since the Accounts Date, given notice terminating their contract of employment or is under notice of dismissal. No amount due to or in respect of any employee of any Group Company is in arrears or unpaid other than salary for the month current at the date of this Agreement.

13.6 No Group Company is involved in any material dispute or negotiation with any of its employees and so far as the Seller is aware there is no such dispute pending or threatened in writing.

13.7 Since the Accounts Date, (i) no change has been made in the emoluments or other terms of engagement of any Senior Employee of any Group Company or
     (ii) no material change has


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     been made in the emoluments of any category of other employees of any Group
     Company numbering 10 or more. The annual salary review takes place in December and no other material changes have been proposed by any Group Company in writing or are due to other emoluments or terms and conditions in the 6 months from the date of this Agreement.

13.8 Within the period of 18 months before the date of this Agreement no Group Company has given notice of any redundancies to the Secretary of State for Work and Pensions or started consultations with any independent trade union or unions or other employee representatives under Part XI Employment Rights Act 1996 and no Group Company has failed to comply with any obligation under such Part XI. No Group Company has in the 18 months before the date of this Agreement entered into any contractual enhanced redundancy entitlements on termination of employment. Details of any discretionary redundancy payments made in the last 12 months have been fairly disclosed to the Buyer.

13.9 No gratuitous payment or payments which individually or in the aggregate are material, have been made or promised by any Group Company in connection with the actual or proposed termination, breach, suspension or variation of any employment or engagement of any present or former director, officer or employee of that company.

13.10 No director, officer or employee of the Company or any Group Company will be entitled to receive any payment or right or benefit from any Group Company arising out of or in connection with either this Agreement or Completion.

13.11 The Disclosure Letter contains details of the entitlement of each employee of any Group Company to options or awards under the LTIP or under the Phantom Option Agreement. There are no other arrangements of any Group Company entitling any employee to any equity or option over equity or reward based upon notional equity. Save as contemplated by the terms of the Funding Agreement, no Group Company has any obligation or responsibility to fund the LTIP Trust. The Seller confirms that there are no performance conditions applicable to any outstanding Award or Option.

13.12 There are no employees of any Group Company other than as set out in the Disclosure Letter and no Group Company has made any offer to employ any person who would become a Senior Employee if such offer were accepted or to more than 5 persons who would become an employee who in each case is not listed as an employee in such schedule.

13.13 Each Group Company has in relation to each of its employees in all material respects in the 24 months prior to the date of this Agreement:

          (a) Complied with all obligations imposed on it under such employees terms and conditions of employment and any collective agreement and arrangements which relate to any such employees; and


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          (b)  Complied with all obligations imposed on it by, and all orders and awards made under, all statutes and regulations which are relevant to such employees.

14   PENSIONS

     IN THIS PARAGRAPH "THE TAXES ACT" SHALL MEAN THE INCOME AND CORPORATION TAXES ACT 1988.

14.1 Save for the Pension Scheme and the Group Personal Pension Scheme the Company is not under any legal or other obligation to provide any relevant benefits (as defined in section 612(1) of the Taxes Act) to any of the employees of the Company or their dependants and has no grounds for believing that the Company will become so liable in future.

14.2 The Seller warrants that sufficient particulars of the Pension Scheme and the Group Personal Pension Scheme have been disclosed to enable the Buyer to determine the benefit structure of those schemes and the duties and obligations of the Company and, where appropriate, the trustees of those schemes, in relation to the Pension Scheme Members, under the provisions of those schemes, including without prejudice to the generality of the foregoing:

          (a) the Second Definitive Trust Deed for the Pension Scheme dated 26 August 1999 and subsequent amending deeds (which together constitute the trust deed);

          (b) the 2004 version booklet for the Pension Scheme (which is the current booklet);

          (c) any other relevant booklets and written announcements given to the Pension Scheme Members.

14.3 All employer contributions due as at the date of this Agreement in respect of the employees of the Company to the Group Personal Pension Scheme and the trustees of the Pension Scheme have been paid in accordance with the provisions of the Second Definitive Trust Deed and within the requirements of the Pensions Act 1995 and those which fall due for payment before the date of Completion will have been paid by that date.

14.4 The Pension Scheme is an exempt approved scheme within the meaning of Part XIV of the Taxes Act and so far as the Seller is aware (i) there is no reason why such approval should be withdrawn; and (ii) the Pension Scheme and the Group Personal Pension Scheme have at all times complied with and been duly administered in all respects in accordance with, all applicable laws and regulations.

14.5 The Company has at all times complied in all material respects with all applicable laws and regulations (including without limitation Article 141 of the Treaty of Rome, all applicable EEC directives and all UK statutes, regulations and statutory instruments), and the provisions of the Pension Scheme, relating to the participation of the Relevant Employees in the Pension Scheme.


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14.6 The Group Personal Pension Scheme and the Pension Scheme are not contracted out of the State Second Pension.

14.7 (a) So far as the Seller is aware, there are no outstanding complaints under the internal disputes resolution procedure of the Pension Scheme and there are no outstanding complaints by any Relevant Employee in relation to the the Group Personal Pension Scheme;

     (b) There are no proceedings in the courts in relation to the Pension Scheme or the Group Personal Pension Scheme; and

     (c) So far as the Seller is aware, no complaints have been made to the pensions ombudsman in relation to the Pension Scheme or the Group Personal Pension Scheme.

14.8 The Company has been duly admitted to participation in the Pension Scheme and no other Company has participated in the Pension Scheme, other than Throgmorton Investment Management between 8 December 1986 and 16 November 1998.

14.9 The Company has no liability to make any payment to any pension scheme in which it formerly participated, whether pursuant to section 75 of the Pensions Act 1995 or otherwise.

14.10 All benefits (other than a refund of the member's contributions with interest where appropriate) payable under the Pension Scheme or the Group Personal Pension Scheme on death before normal pension age of a Relevant Employee while in an employment to which the Pension Scheme relates are fully insured with Norwich Union. As far as the Seller is aware, there are no circumstances that would or might result in revocation or restriction of cover under this policy.

14.11 No undertaking or assurance has been given to any Relevant Employee as to the continuance or introduction or increase or improvements of any pension rights or entitlements which the Buyer or the Company would be required to implement in accordance with good industrial relations practice whether or not there is any legal obligation to do so and no discretion has been exercised to admit to membership any Relevant Employee who would not otherwise have been eligible for admission to membership.

14.12 The Group Personal Pension Scheme provides only money purchase benefits within the meaning of Section 181(1) of the Pension Schemes Act 1993 and no assurance, promise or guarantee (whether written or oral) has been given to any Member or Relevant Employee of any particular level or amount of benefit (other than death in service benefits) payable to or in respect of him on retirement, death or leaving service.

14.13 The Seller has not received any written notice in the past 24 months from either the trustees of the Pension Scheme or the administrators of the Group Personal Pension Scheme that they have had cause to report any breaches of the 1995 Act nor any other breaches of law to Opra or the


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     Pensions Regulator and neither the Seller nor, to the best of the Seller's knowledge and awareness, the trustees have been contacted in writing by Opra, the Pensions Regulator or the Pensions Ombudsman in connection with any such breach or alleged breach.

14.14 The Seller has not received any written notice in the past 24 months that any professional adviser has had cause to blow the whistle in accordance with section 28 of the Pensions Act 1995 or section 70 of the Pensions Act 2004 and neither the Seller nor, to the best of the Seller's knowledge and awareness, the trustees have been contacted in writing by Opra, the Pensions Regulator or the Pensions Ombudsman in connection with any such breach or alleged breach.

15   INSURANCE

15.1 Each Group Company has in the 18 months prior to the date of this Agreement maintained all insurance required by applicable regulation and statute.

15.2 Hard copy summaries of all insurance policies maintained by each Group Company and in force at any time in the past 24 months ("POLICIES") have been made available to the Buyer in the Disclosure Letter.

15.3 All premiums due on the Policies have been paid and, so far as the Seller is aware, all the Policies are in full force and effect. No claim exceeding L100,000 is outstanding either by the insurer or the insured under any of the Policies. No event has occurred in relation to the Group Companies which requires notification under any of the insurance policies maintained by the Group Companies that has not as at the date of this Agreement been so notified in accordance with the terms of such policy.

16   INTELLECTUAL PROPERTY RIGHTS AND INFORMATION TECHNOLOGY AND DATA PROTECTION

16.1 In this paragraph and in paragraph 3.5 of this Schedule 3 unless the context requires otherwise:

     "INFORMATION TECHNOLOGY" means information technology infrastructure including computer hardware, software and networks and the manuals and documents relating to it.

16.2 So far as the Seller is aware, no Group Company is infringing or has in the past 2 years infringed the Intellectual Property Rights or know-how of any other person nor, so far as the Seller is aware, is any third party infringing or has in the past 2 years infringed any Intellectual Property Rights owned by a Group Company.

16.3 Accurate details of all registered Intellectual Property Rights (including applications for registration of any such rights) and material unregistered Intellectual Property Rights (including rights in computer software and rights in and to the name "Framlington" and derivations thereof) and business-critical know-how owned by any Group Company are fairly disclosed (within the


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     meaning of clause 7.4 of this Agreement). The relevant Group Company is the sole legal and beneficial owner of each such right free from Encumbrances.

16.4 All renewal, application and other fees and steps required for the progression and maintenance of all the registered Intellectual Property Rights (including applications for registration of any such rights) disclosed in the Disclosure Letter or the Data Room have been paid or taken.

16.5 So far as the Seller is aware, none of the Intellectual Property Rights or know-how owned by any Group Company are the subject of any litigation or administrative proceedings.

16.6 So far as the Seller is aware, no third party uses or has in the last 2 years used the name "Framlington", or any name which, in the Seller's reasonable opinion, is confusingly similar to the name "Framlington" in any financial services business.

16.7 Complete and accurate copies of all material written current licences and agreements relating to Intellectual Property Rights, know-how and Information Technology (including without limitation software licences, leases, maintenance and support agreements, development agreements, management agreements, outsourcing agreements, escrow agreements relating to the deposit of source code, security arrangements and disaster recovery agreements) entered into by any member of the Group are fairly disclosed (within the meaning of clause 7.4 of this Agreement).

16.8 Details of all material unwritten current licences and agreements relating to Intellectual Property Rights, know-how and Information Technology entered into by any member of the Group are fairly disclosed within the meaning of clause 7.4 of this Agreement.

16.9 So far as the Seller is aware, no Group Company is in, nor is any third party in, material breach of any licence or agreement required to be disclosed pursuant to paragraph 16.7 of this Schedule.

16.10 Each Group Company either owns or has a licence or contractual right to use all Intellectual Property Rights, know how and Information Technology necessary to carry on the business currently conducted by that member of the Group and, so far as the Seller is aware, none of these licences or contractual rights to use when material and unwritten, will be affected as a result of any direct or indirect change in the underlying ownership or control of any Group Company or otherwise by reason of the transactions contemplated by this Agreement.

16.11 None of the Seller, any Guarantor or any Connected Person of any Guarantor owns any Intellectual Property Rights or know-how or Information Technology which is used by any member of the Group, or is licensed to use any such Intellectual Property Rights or know-how or Information Technology under a licence the benefit of which is shared with any Group Company, and the Information Technology systems of the Group do not integrate to or depend on Information Technology systems of the Seller, any Guarantor or any Connected Person of any Guarantor.


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16.12 So far as the Seller is aware, no material Business Information which is confidential and proprietary to any member of the Group has been disclosed to any third party other than under an obligation of confidentiality in the 3 years prior to the date of this Agreement.

16.13 Details of all domain names registered by any Group Company are fairly disclosed (within the meaning of clause 7.4 of this Agreement).

16.14 In the 12 months prior to Completion, no Group Company has experienced any material disruption in or to its business or operations as a result of (a) any security breach in relation to any Information Technology or (b) any failure (whether arising from any bug, virus, defect or otherwise), lack of capacity or other sub-standard performance of any Information Technology.

16.15 The Information Technology systems of the Group include up-to-date virus software and, so far as the Seller is aware, contain no virus or potentially harmful program codes.

16.16 Details of the disaster recovery and security arrangements in place in relation to the Information Technology used by the Group are fairly disclosed (within the meaning of clause 7.4 of this Agreement).

16.17 Each Group Company has complied with all relevant requirements of the Data Protection Act 1998 (including, without limitation, the data protection principles set out in that Act).

16.18 The Disclosure Letter sets out details of all data protection registrations, (or notifications, as appropriate) made by any Group Company and no Group Company has in the 12 months prior to the date of this Agreement received any written complaints, enforcement notice or deregistration notice from any person (including any relevant regulator) regarding the storage or use of any data where any of the same would have an adverse effect on the Group.

17   POWERS OF ATTORNEY

     No Group Company has given any power of attorney which is still outstanding or effective to any person to enter into any contract or commitment on its behalf other than to its employees to enter into routine trading contracts in the normal course of their duties.

18   COMPETITION AND GRANTS

18.1 No Group Company is or has been in the past two years a party to, and is not and has not in the past two years been concerned in, any agreement or arrangement, and is not conducting and has not conducted itself (whether by omission or otherwise) in a manner, which:

          (a)  infringes Article 81 or 82 of the EC Treaty or section 2 or section 18 of the Competition Act 1998 or any other anti-trust or similar legislation in any jurisdiction in which the


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               Group has assets or carries or intends to carry on business or where its activities may have an effect; or

          (b) is unenforceable or void (whether in whole or in part) or renders the Company or any other Group Company liable to civil, criminal or administrative proceedings by virtue of any anti-trust or similar legislation or any undertakings given or orders made under such legislation in any jurisdiction in which any Group Company has assets or carries on or intends to carry on business or where its activities may have an effect.

18.2 In the past two years, no Group Company has given an undertaking to, and is not subject to any order of or investigation by, and has not received any request for information from, any court or governmental authority (including, without limitation, any national competition authority, the European Commission and any sectoral regulator) under any anti-trust or similar legislation in any jurisdiction in which any Group Company has assets or carries on or intends to carry on business or where its activities may have an effect.

18.3 No Group Company has applied for or received any aid (as that term is understood for the purposes of Articles 87 to 89 of the EC Treaty) during the last two years.

19   LITIGATION

19.1 No Group Company is engaged in any capacity in any litigation, arbitration, prosecution or other legal proceedings or in any proceedings or hearings before any statutory or governmental body, department, board or agency or other dispute resolution proceedings whether as claimant, defendant or otherwise and no such litigation, arbitration, prosecution or other proceedings are pending or threatened. So far as the Seller is aware, there is no fact or circumstance reasonably likely to give rise to any material litigation, arbitration, mediation or administrative or criminal proceedings.

19.2 No Group Company has received written notice of any outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against any Group Company.

20   REGULATORY MATTERS

20.1 So far as the Seller is aware, all material correspondence, agreements and memoranda of understanding between any Group Company and any Regulatory Authority within the 3 years prior to this Agreement (including letters, reports, risk assessments, licences and other notices produced by any Regulatory Authority) other than any such document which is subject to an obligation of confidentiality legally binding on the relevant Group Company have been disclosed to the Buyer in part 8 of the Data Room or paragraph 20 of the Disclosure Letter. So far as the


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     Seller is aware, there are no confidential agreements between a Group
     Company and any Regulatory Authority in existence.

20.2 No Group Company:

          (a)  has any Permit issued by any Regulatory Authority;

          (b) has the benefit of any individual waiver of any statutory provision, rule or regulation granted by any Regulatory Authority; or

          (c) is in the process of applying for any of the things in (a) or (b) above,

     other than as is disclosed in paragraph 20(a), (b) and (c) of the Disclosure Letter.

20.3 So far as the Seller is aware, each Group Company has reasonable procedures in place designed to ensure that each of its relevant directors and employees has complied with all applicable individual registration and training and competence requirements made pursuant to the rules, regulations and practices of any Regulatory Authority. So far as the Seller is aware, no such director or employee is in material breach of such requirements or has either been refused, or received any notice of intention to terminate, such registration as an approved person during the course of their employment with a Group Company.

20.4 No Group Company is, or has been:

          (a) the subject of any inquiry, investigation, censure, prosecution, dispute, disciplinary proceedings, prohibition, restriction, exercise of powers of intervention, order, direction or notice, by any Regulatory Authority (including any exercise by the FSA of its powers under Part XI of FSMA); or

          (b) engaged in or the subject of any other governmental, administrative, tribunal, or judicial inquiry involving a Regulatory Authority or other proceedings of a financial regulatory nature,

          in the three years prior to the date of this Agreement, and so far as the Seller is aware there are no particular material circumstances which are likely to give rise to such action in the future.

20.5 No Group Company has been informed in writing of any material outstanding issues with any Regulatory Authority concerning any visits made to it by the relevant Regulatory Authority regarding the standards of regulatory compliance that have applied or may still apply in the conduct of business, internal organisation, risk management disciplines or other relevant control functions in respect of any business carried on by the Group Company in the three years prior to the date of this Agreement.


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20.6 Each Group Company has access to, and may demand return of, any books and records (or copies thereof) not held by them but on their behalf by third parties in relation to the Business conducted by them which are required to be kept under applicable legal or regulatory requirements other than those books and records mentioned in paragraphs 5.1 and 6.5 of this Schedule 3.

20.7 So far as the Seller is aware, no Group Company (nor any of its officers, employees or agents) in the 24 months prior to the date of this Agreement has offered to or solicited offers for any securities or other products from any person in any jurisdiction in which such offer or solicitation is unlawful or where such offer or solicitation is required to be authorised by the appropriate governmental agency or regulatory body and has not been so authorised otherwise than in accordance with all applicable laws and regulations.

20.8 So far as the Seller is aware, no Group Company (nor any of its officers, employees or agents) in the 24 months prior to the date of this Agreement has distributed any prospectus or offering document in any jurisdiction where such distribution is unlawful or where such distribution is restricted without observing such restrictions or otherwise than in accordance with all applicable laws and regulations.

20.9 All regulatory breaches by any Group Company (if any) identified to the Company by or notified by any Group Company to (formally or informally) any Regulatory Authority to which any Group Company is subject in the 3 years prior to the date of this Agreement have been remedied to such Regulatory Authority's satisfaction.

20.10 All recommendations (if any) suggested by any Regulatory Authority in writing in the 3 years prior to the date of this Agreement to which any Group Company is subject have been implemented within the period contemplated by the recommendation to such Regulatory Authority's reasonable satisfaction.

20.11 Other than as disclosed at part 8 of the Data Room or paragraph 20.11 of the Disclosure Letter, in the 2 years prior to the date of this Agreement, no written complaints or claims for compensation have been made to any Group Companies and no complaints or claims for compensation have been notified to any Group Company by any Regulatory Authority.

21   INSOLVENCY

21.1 No order has been made and no resolution has been passed for the winding-up of any Group Company or for a liquidator to be appointed in respect of any Group Company and no petition has been presented and no meeting has been convened for the purpose of winding-up any Group Company.


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21.2 No administration order has been made, and no petition for such an order has been presented in respect of any Group Company.

21.3 No receiver (which expression shall include an administrative receiver) has been appointed in respect of any Group Company or in respect of all or any part of its assets.

21.4 No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of any Group Company.

21.5 No event analogous to any of the circumstances mentioned in any of the foregoing sub paragraphs of this paragraph 16 has occurred in relation to any Group Company outside England.

22   TAXATION

22.1 All returns, computations, notices, statements, reports or information which ought to have been made by or in respect of any Group Company for any Taxation purpose have been properly and punctually submitted to the relevant Taxation Authority; all such returns, computations, notices, accounts, statements, reports and information supplied to any Taxation Authority were, when made or supplied, up-to-date and correct in all material respects; none of such returns, computations, notices, accounts statements, reports or information is the subject of any material present or, so far as the Seller is aware, contemplated dispute or disagreement with any Taxation Authority regarding liability or potential liability to any Taxation recoverable from any member of the Group or regarding the availability of any material relief from Taxation to any member of the Group, and there is no fact or circumstance of which the Seller is aware which makes any such dispute or disagreement likely to commence.

22.2 The Company or the relevant member of the Group has sufficient records relating to past events, including any elections made, to calculate the Taxation liability or relief which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by any member of the Group or acquired by any such member since that date but before Completion including sufficient books, documents, records and other information to enable any member of the Group promptly to comply in full with any notice served on it under regulations 10 or 11 of the Instalment Payments Regulations in respect of any accounting period commencing before Completion.

22.3 Each member of the Group has duly submitted all claims, elections, disclaimers or withdrawals of claims or notifications which have been assumed to have been made for the purposes of the Accounts and which are due to be made on or before Completion.

22.4 No member of the Group has received any notice from any Taxation Authority which required or will or may require such member to withhold tax from any payment made since the Accounts Date or which will or may be made after the date of this Agreement.


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22.5 All Taxation for which each of the Group Companies is liable, the due date for payment of which is (in the absence of any application to postpone) on or before Completion has been or will be paid on or before Completion. Without limitation, each Group Company has made all deductions, withholdings and retentions of or on account of Taxation as it was or is obliged or entitled to make, and has accounted to the relevant Taxation Authority for any such deductions and retentions for which it was obliged to account.

22.6 No Group Company is or has within the three years before the date of this Agreement been liable to pay to any Taxation Authority any penalty, fine, surcharge or interest in connection with any Taxation or otherwise paid any Taxation after its due date for payment or become liable to pay any Taxation the due date for payment of which has passed or become prospectively liable to pay any Taxation the due date for payment of which will arise in the 30 days after this Agreement.

22.7 The Disclosure Letter indicates that the Company and each UK resident member of the Group is a "large company" within the meaning of regulation 3 of the Instalment Payments Regulations and the Disclosure Letter contains full details of all instalment payments required to be made by any member of the Group under the Instalment Payments Regulations since the Accounts Date.

22.8 All Taxation liabilities (including actual, deferred, contingent, quantified, disputed or otherwise) of each Group Company measured by reference to income, profits or chargeable gains earned, accrued or received on or before the Accounts Date, or arising in respect of an event occurring on or before that date, are properly provided for, or the subject of proper reserve made, in the Accounts.

22.9 Since the Accounts Date:

22.9.1 no Group Company has been involved in any transaction which has given or may give rise to a liability to Taxation on any member of the Group (or would have given rise to such a liability but for the availability of any relief) other than Taxation in respect of normal trading income or receipts arising from transactions entered into in the ordinary course of business;

22.9.2 no disposal has taken place or other event occurred which has the effect of crystallising a liability to Taxation which should have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date; and

22.9.3 no member of the Group has been a party to any transaction for which any Taxation clearance provided for by statute has been obtained.


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22.10 No action has been taken by any member of the Group before Completion such that the provisions of regulation 14 of the Instalment Payments Regulations could have effect in respect of any member of the Group at any time.

22.11 No Taxation Authority has in the last six years carried out or (so far as the Seller is aware) is at present conducting, any review, audit or investigation into any aspect of the business or affairs of any of the Group Companies other than of a routine nature, and there is no reason why any such review, audit or investigation should be initiated. HMRC has not given a notice of enquiry into a Taxation return of any member of the Group pursuant to Part IV of Schedule 18 of the Finance Act 1998.

22.12 The amount of Taxation chargeable on the Group Companies as a whole during any accounting period ending on or within six years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement with any Taxation Authority (being a concession, agreement or other arrangement which is not set out in any legislation or published practice of that Taxation Authority).

22.13 No member of the Group has been a party to, or a Promoter in relation to, any transaction forming part of notifiable arrangements (as defined for the purposes of Part 7 of the Finance Act 2004 (Disclosure of Tax Avoidance Schemes)).

22.14 No member of the Group has made any election under paragraph 6 of the Loan Relationship and Derivative Contracts (Disregard and Bringing into Account of Profits and Losses) Regulations 2004).

22.15 The Company has not been since October 1996, and, so far as the Seller is aware, has never been, a close company within the terms of section 414 ICTA 1988 or a close investment holding company within the terms of section 13A ICTA 1988.

22.16 No member of the Group has entered into any transaction or arrangement the consideration for which was or will be determined otherwise than on arm's length terms, nor has any member of the Group agreed to do so, in circumstances that any Group Company's income or capital gains could be required to be adjusted for Taxation purposes, and the relevant member of the Group holds documentation (including any pricing methodology) which is sufficient to satisfy any requirement to demonstrate that any transaction to which it was a party was entered into on arm's length terms.

22.17 Particulars of all arrangements and agreements relating to intra-group surrender of Taxation reliefs to which any Group Company is or has been a party are set out in the Disclosure Letter.

22.18 Except as provided for in the Accounts, there exists no obligation on any Group Company to make any payment (other than to any other Group Company) in respect of any period ending on


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     or before the Accounts Date under the arrangements referred to in paragraph
     22.17 above nor do any circumstances exist which may give rise to such an obligation.

22.19 No member of the Group constitutes a permanent establishment of another person, business or enterprise for any Taxation purpose.

22.20 Each member of the Group is and has within the past 6 years been resident in the country named as its place of incorporation in Part B of Schedule 2 (Information about the Group) for Taxation purposes.

22.21 Each member of the Group is not and within the past 6 years has not been treated as resident in any other jurisdiction for any Taxation purpose (including for the purposes of any double taxation agreement). So far as the Seller is aware, no member of the Group has, or has within the past six years had, a permanent establishment outside the country named as its place of incorporation in Part B of Schedule 2, (Information about the Group).

22.22 All non-UK resident Group Companies are engaged in exempt activities within the meaning of Part II of Schedule 25 ICTA 1988 or fall within section 748(1)(e) ICTA.

22.23 All documents in the possession of the Group Companies or to the production of which any of the Group Companies is entitled which establish or are necessary to establish the title of any Group Company to any asset, or by virtue of which any Group Company has any right, and which attract stamp duty in the United Kingdom or elsewhere have been duly stamped. Since the Accounts Date, no member of the Group has incurred any liability to stamp duty reserve tax or stamp duty land tax.

22.24 In relation to VAT or any equivalent in any other jurisdiction:

          (i) details of the VAT registration (or the registration number for the purposes of any equivalent tax) of each Group Company are set out in the Disclosure Letter; and

          (ii) each Group Company has complied in all material respects with applicable VAT or equivalent legislation.

22.25 Each member of the Group is, and has for the last six years been, treated for the purposes of section 43 VATA 1994 as a member of a group of companies (the "VAT GROUP") of which the representative member is the Company (the "REPRESENTATIVE MEMBER"). No member of the Group is or has been registered for the purposes of VATA 1994 otherwise than as part of the VAT Group, no member of the Group is or has been a member of any other group for VAT purposes, and no company which is not a member of the Group is or has been a member of the VAT Group, in each of these cases, within the last six years.


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22.26 The Representative Member has made, given, obtained and kept full, complete, correct and up-to-date returns, records, invoices and other documents appropriate or required for the purposes of VATA 1994 and is not in arrears with any payments or returns due and has not been required to give security under paragraph 4 of Schedule 11 VATA 1994.

22.27 Details of any claim made by the Representative Member for bad debt relief under section 36 VATA 1994 are set out in the Disclosure Letter.

22.28 There is no land in which any member of the Group has an interest, or over which any member of the group has a right, or which any member of the Group has a licence to occupy, that is (in any such case) land in relation to which an election made under paragraph 2 of Schedule 10 VATA 1994 ("election to waive exemption") has effect or will have effect so as (in either such case) to render any supply made by any member of the Group of, or in respect of, any interest in, right over or licence to occupy such land a supply that will be taxable at the standard rate of VAT or (as the case may be) a supply that would be so taxable but for any disapplication of such election in circumstances prescribed by relevant provisions of VATA 1994.

22.29 No member of the Group owns any asset to which the provisions of Part XV of the Value Added Tax Regulations 1995 (the Capital Goods Scheme) apply:

22.30 Neither the Representative Member nor any other member of the Group has, at any time within the last six years, acted as agent of any person not resident in the United Kingdom for the purpose of section 47 VATA 1994 or been appointed as a VAT representative of any person for the purposes of section 48 VATA 1994.

22.31 On a disposal of all its assets by any member of the Group for:

          (A) in the case of each asset owned by that member of the Group at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Accounts; or

          (B) in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition then either:

     in respect of any asset falling within (A) above, the liability to Taxation (if any) which would be incurred by that member of the Group in respect of that asset would not exceed the amount taken into account in respect of that asset in computing the maximum liability to deferred Taxation as stated in the Accounts and no balancing charge in respect of any capital allowances claimed or given, or other recapture of writing down allowances, would arise except to the extent that such charge is fully provided for in the Accounts; or


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     in respect of any asset within (B) above, no Taxation liability would be incurred by that member of the Group in respect of that asset.

22.32 No Group Company has acquired in the past six years an asset in circumstances that it will be deemed under applicable Taxation legislation to dispose of that asset and re-acquire it by virtue of or in consequence of this Agreement or its performance.

22.33 Particulars of each claim under sections 152 or 153 of the Taxation of Chargeable Gains Act 1992 made prior to the date of this Agreement to which section 154 of the Taxation of Chargeable Gains Act 1992 applies and which affects any asset which was owned by any member of the Group on or after the Accounts Date have (except where the held over gain is treated as having accrued prior to the Accounts Date) been disclosed in the Disclosure Letter.

22.34 Since 6 April 1965, no member of the Group has made any repayment of share capital to which section 210(1) ICTA 1988 applies. No member of the Group has in the past ten years issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Part VI ICTA 1988.

22.35 No member of the Group has, since the Accounts Date, made any payment, nor is any member of the Group under any obligation to make any future payment (in either case being a payment in excess of L10,000 and being made other than as consideration for the acquisition of capital assets) which will be prevented by reason of a statutory provision designed to prevent or to limit the avoidance of Tax (including without limitation, Schedule 28AA ICTA 1988 and paragraphs 11 and 13 of Schedule 9 to the UK Finance Act
     1996) from being deductible for corporation tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income or as a non-trading debit under Chapter II Part IV of the Finance Act 1996.

22.36 No member of the Group has, at any time within the last six years, acquired any asset from any other company (including another member of the Group) which was, at the time of the acquisition, a member of the same group of companies as that member for the purposes of any Taxation.

22.37 There are no circumstances by virtue of which section 410 or 413 ICTA 1988 would prevent each member of the Group being treated as a member of the same group of companies as each other such member for the purposes of Chapter IV Part X ICTA 1988 for any accounting period commencing on or before the date of this Agreement.

22.38 No member of the Group has made any surrender of or claim for (i) group relief or (ii) any amount of surplus advance corporation tax or (iii) a refund of tax within section 102 Finance Act 1989 which involves any company which is not a member of the Group.


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22.39 No member of the Group has received any payment in respect of a surrender of group relief or of surplus advance corporation tax or of a tax refund which could, in any circumstances, be due to be repaid to any company other than another member of the Group.

22.40 No member of the Group has been concerned in an exempt distribution (as defined in section 214(4) ICTA 1988) within the last six years.

22.41 There have been no arrangements made with HMRC under section 36 of the Finance Act 1998 under which provision has been made for the liability to corporation tax of any Group Company to be discharged by any other company.

22.42 There are no circumstances by virtue of which any Group Company is or will be obliged to make any payment to any person who is or has been an investor in any Fund by way of compensation for the failure of the Fund in question to satisfy the requirements for investment trust status as set out in
     Section 842 ICTA 1988.


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                         PART B - THE BUYER'S WARRANTIES

1 The Buyer is a company duly incorporated and organised and validly existing under the laws of England and Wales.

2 The Buyer has the right, power and authority required to enter into each of the Implementation Documents and perform fully its obligations under them in accordance with their terms.

3 Each of the Implementation Documents constitutes and the other documents to be executed by the Buyer which are to be delivered at Completion in accordance with clause 5 will, when executed, constitute legal, valid and binding obligations enforceable in accordance with their respective terms.

4 Neither the entry into this Agreement nor the implementation of the transactions contemplated by it will result in:

          (a) a violation or breach of any provision of the memorandum and articles of association of the Buyer;

          (b) a breach of, or give rise to a default under, any contract or other instrument to which the Buyer is a party or by which it is bound;

          (c) a violation or breach of any applicable laws or regulations or of any order, decree or judgment of any court, governmental agency or regulatory authority applicable to the Buyer or any of its assets; or

          (d) a requirement for the Buyer to obtain any consent or approval of, or give any notice to or make any registration with, any governmental, regulatory or other authority which has not been applied for, obtained or made at Completion, where, in each case, such breach would materially and adversely affect its ability to enter into or perform its obligations under the relevant Implementation Document.

5 No order has been made, petition presented or meeting convened for the purpose of considering a resolution for the winding up of the Buyer or for the appointment of any provisional liquidator. No petition has been presented for an administration order to be made in relation to the Buyer, and no receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Buyer. No events or circumstances analogous to any of those referred to in this paragraph 5 have occurred in any jurisdiction outside England.

6 The Buyer has available cash or available loan facilities which will at Completion provide in immediately available funds the necessary cash resources to pay the purchase price for the


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     Sale Shares payable by the Buyer under the Offer Documents and meet its other obligations under this Agreement and, in the case of loan facilities, they involve no material pre-conditions and the Buyer will be able to satisfy all conditions of drawdown to such loan facilities at or prior to Completion.

7    No member of the Buyer's Group is:

          (a) subject to applicable law, regulation or other statutory or legislative provisions of any country or to any order, decree or judgment of any court, governmental agency or regulatory authority which is still in force; nor

          (b) a party to any litigation, arbitration or administrative proceedings which are in progress or threatened or pending by or against or concerning it or any of its assets; nor

          (c) the subject of any governmental, regulatory or official investigation or enquiry which is in progress or threatened or pending,

     which in any case has or could reasonably be expected to have a material adverse effect on the Buyer's ability to execute, deliver and perform its obligations under this Agreement.


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                                   SCHEDULE 4

                                ACTUARY'S LETTER


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                                   SCHEDULE 5

                                 THE PROPERTIES

                ROOT OF
                TITLE/TITLE                                          CURRENT
NO.  TENURE     NUMBER (IF ANY)   PARTIES                            OWNER /TENANT    PROPERTY ADDRESS
---  ---------  ----------------  ---------------------------------  ---------------  ---------------------
1    Leasehold  Lease dated 20    (1) Rosehaugh Stanhope (Broadgate  the Company      Level 8
                September 1989,   Phase 7) PLC                                        155 Bishopsgate
                registered under  (2) Framlington Group PLC                           London EC2M 3XJ
                title number      (3) The Throgmorton Trust PLC
                NGL646697

2    Licence    Licence dated     (1) MWB Business Exchange UK       the Company      9/10 St Andrew Square
                13 and 21         Limited                                             Edinburgh
                October 2004      (2) the Company                                     EH2 2AF

3    Leasehold  Lease dated 24    (1) The Port Employers and         the Company      Ground Floor Premises
                February 1988     Registered Dock Workers Pension                     Argosy House
                registered under  Fund Trustees Limited                               31/39 Kingston Hill
                title number      (2) Unit Trust Software Limited                     Kingston upon Thames
                SGL510074


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                                   SCHEDULE 6

          LIMITATIONS ON THE LIABILITY OF THE SELLER AND THE GUARANTORS

1    GENERAL LIMITATIONS

1.1 The total aggregate liability of the Seller and the Guarantors together in respect of all claims other than those claims pursuant to clauses 10.2(b) (Claverhouse), 10.2(d) (Dormant Companies), clause 10.2(e) (African Companies), clause 11.1 (Pensions) and clause 9 (Restrictive Covenants) under this Agreement shall be limited in aggregate to L110.4 million.

1.2 The total aggregate liability of the Guarantors together in respect of all claims under this Agreement shall not exceed the total aggregate liability of the Seller under this Agreement.

1.3 The Seller shall have no liability in respect of a Relevant Claim or a claim under any Taxation Warranty if the amount of such claim is equal to or less than L75,000; subject to paragraph 1.5, in the event that the amount of such claim exceeds this threshold, the Seller shall (subject to the other provisions of this Agreement) be liable for the whole amount of such claim and not merely the excess. For the purpose of this paragraph, any claims arising out of the same or substantially similar facts or circumstances shall be regarded as one claim so that the amount of such claim shall be the aggregate of all such individual claims.

1.4 The Seller shall not be liable in respect of a Tax Claim unless and until the aggregate amount of:

1.4.1 all Tax Claims exceed L500,000 in aggregate, in which case the Seller shall be liable for the whole amount of all such claims (subject to the other provisions of the Taxation Deed and this Agreement, in each case to the extent applicable) and not merely the amount in excess of L500,000; or

1.4.2 without prejudice to paragraph 1.2, all Tax Claims and all Relevant Claims exceed L1.5 million in aggregate (whether or not all Tax Claims exceed L500,000 in aggregate), in which case the Seller shall be liable for the whole amount of all such claims (subject to the other provisions of the Taxation Deed and this Agreement, in each case to the extent applicable) and not merely the amount in excess of L1.5 million.

1.5 Without prejudice to paragraph 1.3, the Seller shall not be liable in respect of a Relevant Claim or a claim under any Taxation Warranty unless and until the aggregate amount of all such claims and all Tax Claims (if any) exceed L1.5 million in aggregate (whether or not all Tax Claims exceed L500,000 in aggregate), in which case the Seller shall be liable for the whole amount of all such claims (subject to the other provisions of this Agreement) and not merely the amount in excess of L1.5 million.


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1.6  The total liability of each Guarantor in respect of each claim under any
     Implementation Document shall be limited to that Guarantor's Respective Percentage of the amount claimed.

1.7 The total aggregate liability of the Seller in respect of claims under clause 10.2(c)(i) and (ii) shall not exceed L10 million in aggregate. The Seller shall have no liability in respect of any claim under clause 10.2(c)(i) and (ii) unless the amount of such claim is more than L15,000; in the event that the amount of such claim exceeds this threshold, the Seller shall (subject to the other provisions of this Agreement) be liable for the whole amount of such claim and not merely the excess.

1.8 The following provisions of Schedule 6 are applicable to all claims under the Agreement: paragraph 1.6, 4.1(a) and 4.1(b).

1.9 The following paragraphs of this Schedule 6 are applicable to claims under clause 10.2: 3.1, 4.1(c), 5, 7 and 8.

2    TIME LIMIT FOR BRINGING A CLAIM

2.1 The Seller shall not be liable for a Relevant Claim or a Claim under any Taxation Warranty or a Tax Claim unless the Buyer has given the Seller notice of that Relevant Claim or a claim under any Taxation Warranty or claim under the Taxation Deed, stating (if practicable) in reasonable detail the nature of the Relevant Claim or a claim under any Taxation Warranty or the claim under the Taxation Deed and the Buyer's then best estimate of the amount claimed:

          (a) in the case of a Tax Claim or a claim under any Taxation Warranty, or a claim under clause 10.2(b) (Claverhouse - VAT), within 7 years after Completion;

          (b) or, in the case of any Relevant Claim or a claim under clause 4.1, by no later than 31 May 2007;

          (c) in respect of claims under clause 10.2(c)(i) and (ii), by no later than the third anniversary of Completion.

2.2 Any Relevant Claim or a claim under any Taxation Warranty or a Tax Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn on the expiry of 18 months after the date of the notice served pursuant to paragraph 2.1 of Schedule 6 (or in the case of a Tax Claim and if later the date 120 Business Days after the day on which any action taken by the parties pursuant to clause 5 of the Taxation Deed is finally determined) unless legal proceedings in respect of the Relevant Claim or Tax Claim have been started. For the purposes of this paragraph 2.2 legal proceedings shall not be deemed to have been started unless they have been both issued and served on the Seller.


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3    SPECIFIC LIMITATIONS

3.1 The Seller shall not be liable in respect of a Relevant Claim and its liability in respect of such claims shall not be increased to the extent that the matter giving rise to the claim or the increase in the amount of such claim:

          (a) would not have arisen or occurred but for a voluntary act, omission or transaction on the part of the Buyer or any of the Group Companies or any of their respective directors or employees after Completion PROVIDED THAT the act, omission or transaction occurs (1) outside the ordinary course of business in circumstances where the Buyer or Group Company were aware that such act, omission or transaction would give rise to or increase the amount of such Relevant Claim and (2) other than as required by any law in force on or before Completion in each case;

          (b) results from a change in the accounting or Taxation policies or practices of the Buyer or any Related Company of the Buyer or any Group Company (including the method of submitting taxation returns) introduced by the Buyer and having effect after Completion, save where such change is required to conform such policy or practice of the relevant Group Company with law, applicable regulation or generally accepted policies or practices or where such change is necessary to correct an improper practice or policy;

          (c)  occurs as a result of or is otherwise attributable to:

               (i) any legislation not in force at Completion or any change of law or administrative practice having retrospective effect which comes into force after Completion; or

               (ii) any increase after Completion in any rate of Taxation; or

               (iii) the Buyer or any Group Company disclaiming any part of the benefit of capital or other allowances against Taxation properly claimed or proposed to be properly claimed on or before the date of this Agreement; or

          (d) is an amount for which any Group Company has a right of recovery under the terms of any insurance policy of any Group Company which is in force at the Completion Date (whether or not such policy is in force at the time of the matter giving rise to a Relevant Claim arising);

          (e) arises as a result of any act or omission of the Buyer or any Group Company which results in the right of recovery against a person other than the Seller, the Guarantors or any Connected Person being diminished or extinguished PROVIDED THAT the act or omission occurs after Completion (1) outside the ordinary course of business in circumstances where the Buyer or Group Company (as the case may be) was aware


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               that such act, omission or transaction would give rise to such a result and (2) other than as required by any law in force on or before Completion; or

          (f) arises as a consequence of any act or omission in accordance with the terms of this Agreement or at the request of the Buyer or member of the Buyer's Group.

4    NO DUPLICATION OF LIABILITY

4.1 The Buyer agrees for itself and on behalf of every Group Company with the Seller in respect of any claim under an Implementation Document:

          (a) it shall not be entitled to recover damages or obtain payment for reimbursement, resolution or indemnity more than once in respect of any one loss or set of circumstances which give rise to more than one claim under this Agreement or the Taxation Deed;

          (b) to the extent that such liability is satisfied by way of a claim under this Agreement, an amount payable under the Taxation Deed in respect of the same matter is reduced accordingly, and vice versa; and

          (c) such liability shall be determined net of any reserves, liability accruals or other provisions properly made in the Accounts.

5    CLAIMS AGAINST THIRD PARTIES

5.1 Nothing in this Schedule 6 shall require the Buyer to take proceedings against any third party prior to taking or enforcing any proceedings against the Seller or the Guarantors.

5.2 If the Seller pays to the Buyer or any Group Company an amount in respect of any Relevant Claim and the Buyer or any Group Company (as the case may be) subsequently recovers from a third party (including any insurer or any Taxation Authority) a sum which is referable to that Claim, the Buyer shall forthwith repay to the Seller so much of the amount paid by the Seller as does not exceed the sum (net of all reasonable costs, charges, and expenses incurred by the Buyer or the relevant Group Company in recovering such sum) recovered from the third party.

5.3 Nothing contained in this paragraph shall limit the Buyer's obligations at common law or the obligation of any Group Company to take reasonable steps to mitigate any loss or damage resulting from or arising as a consequence of any circumstances giving rise to any Relevant Claim.

5.4 Where any Group Company or the Buyer is or becomes entitled (whether under any insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party (other than a person who at the relevant time is a client of any Group Company) in


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     respect of any loss, damage or liability which is the subject of a claim against the Seller, the Buyer shall give notice thereof promptly to the Seller and, if so required by the Seller but without prejudice to the Buyer's right to take or enforce proceedings against the Seller, take or procure the relevant Group Company to take all such reasonable steps or proceedings as the Seller may reasonably require to enforce such recovery.

5.5 The Buyer shall procure that the Seller is provided promptly with all such information and reports concerning any such steps or proceedings taken by the Buyer or the relevant Group Company as the Seller may from time to time reasonably request PROVIDED THAT THE Buyer shall not be obliged to provide the Seller with any information if to do so would constitute a waiver of legal professional privilege.

5.6 If any such sum as is referred to in paragraph 5.2 of this Schedule 6 is recovered by the Buyer or any Group Company from the third party, any claim by the Buyer or any Group Company in respect of any loss, damage or liability to which the sum relates shall be limited (without prejudice to any other limitations on the liability of the Seller referred to in this
     Schedule 6) to the amount (if any) by which the amount of such loss, damage or liability exceeds the aggregate of:

5.6.1 the sum recovered less all reasonable costs, charges and expenses incurred by the Buyer or any Group Company (as the case may be) in recovering that sum from the third party; and

5.6.2 any sum or sums previously paid by the Seller to the Buyer or any Group Company in respect of such loss, damage or liability.

     If the aggregate of the sums referred to in paragraphs 5.6.1 and 5.6.2 of this Schedule 6 exceeds the amount of the loss, damage or liability to which the sum recovered relates the Buyer shall forthwith pay to the Seller or, as the case may be, the Guarantors the amount of the excess is an amount up to the amount paid under paragraph 5.6.2.

5.7 The Seller shall reimburse to the Buyer or the relevant Group Company (as the case may be) all reasonable costs, charges and expenses incurred by it in complying with its obligations under paragraphs 5.4 to 5.6 of Schedule 6 inclusive and the Buyer shall not (and shall procure that the relevant Group Company shall not) accept or pay or compromise any relevant claim or make any submission in respect of it without the Seller's prior written consent (such consent not to be unreasonably withheld or delayed).

5.8 In this paragraph 5, "CLIENT" means an investor in any Fund or a client of a Group Company who at the time when the Buyer or relevant Group Company is or becomes entitled to make a claim has not given notice to terminate its contract with the relevant Group Company and whose contract the relevant Group Company has not given notice to terminate.


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6    THIRD PARTY CLAIMS

     The Buyer shall, and shall procure that each Group Company shall notify the Seller of any claims, potential claim, matter or event against the relevant Group Company which might constitute a breach of any of the Warranties (other than Taxation Warranties) or otherwise give rise to a Relevant Claim (a "THIRD PARTY CLAIM") as soon as is reasonably practicable following receipt of such claims. The Buyer shall conduct any negotiations, proceedings, settlements or appeals relating to the Third Party Claim as though the Buyer did not have the benefit of the Warranties contained in this Agreement, but shall keep the Seller reasonably informed of progress in relation to the Third Party Claim, shall take account of any reasonable request as to the conduct of the Third Party Claim (at the Seller's expense) and shall not settle the Third Party Claim without the prior consent of the Seller (not to be unreasonably withheld or delayed). If so required by the Seller, the Buyer shall, and shall procure that the relevant Group Company shall, pursue any available counterclaim, in which case the provisions of paragraph 5 shall apply as if the dispensation in respect of Clients in paragraph 5.4 was not applicable.

7    SUCCESSFUL CLAIMS CONSTITUTE REDUCTION IN PURCHASE PRICE

     The satisfaction by the Seller of either or both of the Guarantors of a claim under any Implementation Document shall where possible be deemed to constitute a reduction in the consideration payable by the Buyer for the purchase of the Sale Shares.

8    THIRD PARTY CLAIMS - CERTAIN INDEMNITIES

8.1 The Buyer shall, and shall procure that each other Group Company shall notify the Seller of any claims, potential claim, matter or event against the Group Company which might give rise to a claim under clause 10.3 (a "Third Party Claim") as soon as is reasonably practicable following receipt of such claims. The Buyer shall procure that the Group Company, at the Seller's sole expense, shall consult with the Seller in respect of the Third Party Claim and, if required by the Seller, shall permit the Seller to conduct any negotiations, proceedings, settlements or appeals relating to the Third Party Claim.

8.2 If the Buyer becomes aware of any Third Party Claim, the Buyer shall, and shall procure that each Group Company shall:

8.2.1 as soon as reasonably practicable and in any event within 14 days of becoming so aware give notice of such Third Party Claim to the Seller and consult with the Seller in respect of such Third Party Claim;

8.2.2 if so requested by the Seller by no later than 5 Business Days of being so notified, take all reasonable steps or proceedings as the Seller may reasonably consider necessary at the Seller's expense in order to mitigate, avoid, resist, appeal, dispute, contest, remedy,


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     compromise or defend any such Third Party Claim including permitting the
     Seller to take such reasonable steps or proceedings on its behalf and in its name, subject to the Group Company (as appropriate) being indemnified by the Seller to the Buyer's reasonable satisfaction against all costs, damages and expenses incurred in connection with the Third Party Claim;

8.2.3 on reasonable notice, give the Seller or its duly authorised representatives reasonable access to the personnel of the Group Company and to any premises, chattels, accounts, documents and records which are relevant to the Third Party Claim and are within the power, possession or control of Group Company ("relevant assets") to enable the Seller and its duly authorised representatives to investigate the claim and to examine and take copies or photographs of the relevant assets at the Seller's expense;

8.2.4 to the extent reasonably necessary, require the personnel of the relevant Group Company to provide statements and proofs of evidence, and to attend at any hearing to give evidence or otherwise, and to provide this assistance at the Seller's expense to enable the Buyer or the relevant Group Company to mitigate, avoid, resist, appeal, dispute, contest, remedy, compromise or defend any Third Party Claim (in a manner that does not disrupt business of the Buyer or the relevant Group Company);

8.2.5 keep the Seller informed of the progress of any Third Party Claim (including any proposed settlement, compromise or admission of liability) and provide the Seller with copies of all material correspondence relating to it; and

8.2.6 save with the Seller's prior written consent (such consent not to be unreasonably withheld or delayed) not to admit liability in respect of, or compromise or settle, any Third Party Claim.


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                                   SCHEDULE 7

               PART A - THE PREPARATION OF THE COMPLETION ACCOUNTS

1 The Buyer shall procure that as soon as practicable following the Completion Date, and in any event not later than 30 Business Days after the Completion Date, a Draft of the Completion Accounts ("DRAFT COMPLETION ACCOUNTS") shall be prepared by the Company in accordance with paragraph 2 and delivered simultaneously to the Buyer's Accountants and the Seller's Accountants (together the "ACCOUNTANTS").

2    The Draft Completion Accounts shall be prepared by the Company:

2.1  in the form set out in Part B of this Schedule 7:

2.2 in accordance with the specific accounting treatments set out in Part C of this Schedule 7; and, subject thereto

2.3 adopting the same accounting principles, policies, treatments and categorisations as were used in the preparation of the Accounts for the year ended on the Accounts Date, as there applied, including in relation to the exercise of accounting discretion and judgement; and, subject thereto

2.4  in accordance with Accounting Standards relevant at the Completion Date.

     For the avoidance of doubt, paragraph 2.2 shall take precedence over paragraphs 2.3 and 2.4, and paragraph 2.3 shall take precedence over paragraph 2.4.

2.5 As soon as practicable after delivery of the Draft Completion Accounts to the Accountants in accordance with paragraph 1, and in any event within 20 Business Days after such delivery (the "REVIEW PERIOD"), the Accountants shall review the Draft Completion Accounts and endeavour to agree what adjustments (if any) need to be made to them in order for them to comply with paragraphs 2.1 to 2.4 (inclusive).

     If the Accountants agree upon all such adjustments as are referred to in paragraph 2.5 within the Review Period, they shall jointly incorporate them into the Draft Completion Accounts and the Draft Completion Accounts as so adjusted shall be the "COMPLETION ACCOUNTS" for all purposes and shall, save in the case of manifest error, be final and binding on all parties.

2.6 If the Accountants are unable to agree within the Review Period on any aspect of the Completion Accounts (including as to:

2.6.1 whether adjustments need to be made to the Draft Completion Accounts;

2.6.2 the adjustments to be made thereto; or

2.6.3 the amount of the Actual Net Asset Value),


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     the Seller and the Buyer shall endeavour in good faith to agree such matter or matters and to incorporate them as so agreed into the Draft Completion Accounts by making appropriate adjustments thereto. The Draft Completion Accounts as so adjusted shall be the "COMPLETION ACCOUNTS" for all purposes and shall, save in the case of manifest error, be final and binding on all parties.

2.7 If the Seller and the Buyer have not resolved any such matter in dispute referred to in paragraph 2.6 within 10 Business Days after the end of the Review Period, then such matter or matters (but no other matters) shall thereupon be referred to such firm of independent chartered accountants as the Seller and the Buyer may agree within 14 days of a request by either of them to the other or, failing such agreement within such time, as the President for the time being of the Institute of Chartered Accountants in England and Wales may nominate on the application of the Seller or the Buyer (the "INDEPENDENT ACCOUNTANTS") for determination on the following basis:

2.7.1 the Independent Accountants shall be instructed to notify the Seller and the Buyer of their determination of any such matter within 30 Business Days of such referral;

2.7.2 the Seller and the Buyer shall be entitled to make written submissions to the Independent Accountants and copied to the other party's Accountants at the same time, but subject thereto the Independent Accountants shall have power to determine the procedure to be followed in relation to their determination;

2.7.3 any submissions to and the determination of the Independent Accountants shall be in the English language and any oral hearings shall be conducted in English in London;

2.7.4 in making such submissions the Seller and the Buyer shall state their respective best estimates of monetary amounts of the matters referred for determination;

2.7.5 in making their determination the Independent Accountants shall act as experts and not as arbitrators, their decision as to any matter referred to them for determination shall be final and binding in all respects on the parties and shall not be subject to question on any ground whatsoever; and

2.7.6 the fees and expenses of the Independent Accountants shall be borne and paid as the Independent Accountants shall determine.

2.8 Following any agreement between the Seller and the Buyer or any determination by the Independent Accountants, the Accountants shall jointly incorporate into and reflect in the Draft Completion Accounts the matters resolved between the Seller and the Buyer and/or determined by the Independent Accountants or otherwise, together with any adjustments which may have been agreed between the Accountants and the Draft Completion Accounts and the amount of the Actual Net Asset Value stated in such report shall be the "COMPLETION ACCOUNTS" and the


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     "ACTUAL NET ASSET VALUE" respectively for all purposes of this Agreement, and shall, save in the case of manifest error, be final and binding on the parties and shall, save as aforesaid, not be subject to question on any ground whatsoever.

2.9 Until the Actual Net Asset Value has been agreed and/or determined the Seller and the Buyer shall respectively:

2.9.1 give or procure that the Accountants and the Independent Accountants are given access at all reasonable times to all books and records which are in the possession or under the control of the Seller, the Group or the Buyer (as the case may be); and

2.9.2 generally provide the Accountants and the Independent Accountants with such other information and assistance as they may reasonably require (including access to and assistance at reasonable times from personnel employed by the Seller, the Group or the Buyer, as the case may be), in relation to the review, resolution or determination of the Completion Accounts and the determination of the Actual Net Asset Value.

2.10 The Seller and the Buyer shall use their respective reasonable endeavours to procure that the Seller's Accountant and the Buyer's Accountants comply with the requirements placed upon them under this Schedule 7 (including, without limitation, the provisions relating to timing).

2.11 The fees and expenses of the Buyer's Accountants and of the Seller's Accountants in respect of the matters to be dealt with by them under this
     Schedule 7 shall be for the account of the Buyer and the Seller respectively.


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                      PART B - FORM OF COMPLETION ACCOUNTS

                                    As at the
                                 Completion Date
                                      L'000

FIXED ASSETS

Tangible assets

Investments

CURRENT ASSETS

Stock of units

Debtors

Cash at bank and in hand

CREDITORS

Less: amounts falling due within one year

NET CURRENT ASSETS

Total assets less current liabilities

Less: provisions for liabilities and charges

NET ASSETS EXCLUDING PENSION DEFICIT


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               PART C - AGREED ACCOUNTING POLICIES AND PRINCIPLES

1. The accrual for corporation tax for the period from the Accounts Date to the Completion Date will be calculated on the basis that the Completion Date is the end of an accounting period for tax purposes.

2. No provision shall be made in the Completion Accounts for any Losses which are recoverable by the Buyer or any Group Company pursuant to clause 10.2.

3. No provision shall be made in the Completion Accounts in respect of any shortfall in relation to the Pension Scheme.

4. The African Companies shall not be consolidated in the Completion Accounts, and the investments in them shall be valued at Lnil in the Completion Accounts

5.   The LTIP Trust shall not be consolidated in the Completion Accounts.

6. The cash held by the LTIP Trust immediately before Completion, plus the aggregate exercise price payable by the holders of the options under the LTIP assuming all those options were exercised in full, shall be included in the Completion Accounts.

7. For the avoidance of doubt the Completion Accounts shall (a) include full provision for the employer's National Insurance contributions arising in connection with the Structural Event (as defined in the Articles of Association of the Company) assuming all of the options outstanding under the LTIP were exercised at the time the Structural Event occurred; and (b) not include either an asset or a liability in respect of PAYE, employees' National Insurance contributions, or stamp duty arising in connection with the Structural Event (as defined in the Company's Articles of Association) unless and to the extent that such amounts may not be set off against amounts payable to participants in the LTIP in connection with the offer made or to be made by the Buyer.

8. The Completion Accounts shall include full provision for all liabilities of the LTIP Trust immediately prior to Completion.

9. The Completion Accounts shall include properly calculated amounts in respect of all accruals and prepayments (for example, in respect of payroll related liabilities (subject to paragraph 7 above)) as at the Completion Date.


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                                   SCHEDULE 8

                           PRE-COMPLETION UNDERTAKINGS

1 Subject to paragraph 4 of this Schedule 8, pending Completion (except as expressly contemplated by this Agreement or with the prior written consent of the Buyer) no Group Company shall:

          (a) resolve to change its name or to alter its memorandum or articles of association;

          (b)  create any share capital or loan capital;

          (c) allot or issue or agree to allot or issue any shares or any securities or grant or agree to grant rights which confer on the holder any right to acquire any shares or other such interest (including with limitation, make any awards under the LTIP or grant any similar awards) unless such awards are made in satisfaction of an existing contractual obligation where such awards can be satisfied by a transfer of shares;

          (d) declare, pay or make any dividend or other distribution other than the Pre-Sale Dividend;

          (e)  reduce its share capital;

          (f)  amend the FSA Settlement;

          (g)  resolve to be voluntarily wound up; or

          (h)  pass any resolution of its members.

2    Subject to paragraph 4 of this Schedule 8, the Seller shall procure that:

          (a) each Group Company shall give to the Buyer and its authorised representatives:

               (i) following a request made to the Seller (through the Guarantors' professional advisers), copies of such books and records of each Group Company and access to the Key Employees as the Buyer and its authorised representatives may reasonably request; and

               (ii) copies of all board papers, management reports and accounts, and such other information relating to each Group Company as the Buyer may reasonably require;

          (b) each Group Company shall provide reasonable assistance to the Buyer to negotiate with any counterparty to a contractual arrangement to which any Group Company is a


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               party which can be terminated in the event of any change in the underlying ownership or control of the Company or any other Group Company or which contains a unilateral right in favour of the counter-party to change the terms thereof in the event of any change in the underlying ownership or control of the Company or any other Group Company,

          (c) each Group Company shall maintain insurance cover substantially (but subject to market conditions) on the basis subsisting on the date hereof;

          (d) the Group shall continue to prepare Management Accounts in respect of each calendar month in the period from signing to the Completion Date and shall provide a copy of such Management Accounts to the Buyer within 10 Business Days of the completion of the month to which the Management Accounts relate;

          (e) inform the Buyer promptly in the event that a Senior Employee tenders his resignation;

          (f) inform the Buyer promptly in the event that any Group Company receives notice in writing from a client representing more than L100,000 in revenue per annum terminating any subsisting fund management or advisory agreement to which that Group Company is a party;

          (g) inform the Buyer promptly in the event that any client of any Group Company is withholding fees in excess of L10,000;

          (h) inform the Buyer in the event that any Group Company receives written indication that any distribution agents will cease carrying on business with any Group Company as a result of this Agreement or Completion.

3 Subject to paragraph 4 of this Schedule 8, the Seller shall procure that each Group Company shall operate its business or operations in the usual and ordinary course in substantially the same manner consistent with past practice, and, without prejudice to the foregoing, no Group Company will, except as expressly contemplated by this Agreement or with the prior written consent of the Buyer (such consent not to be unreasonably withheld or delayed):

          (a) dispose of, agree to dispose of, or grants or agrees to grant any option in respect of, any material part of its assets or acquires or agrees to make any material capital expenditure or acquire any material asset or other asset having a value in excess of L100,000;

          (b) create, grant or issue, or agree to create, grant or issue, any Encumbrance over its assets or give or agree to give, any guarantees or indemnities;

          (c) borrow any money or agree so to do except under existing facilities;


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          (d)  discontinue or cease to operate all or a material part of its business;

          (e) save as disclosed in the Disclosure Letter, wind-up or close any Fund;

          (f) without prejudice to (g) below, engages or dismisses any Senior Employee (other than the Key Employees (except where the engagement or dismissal process has already commenced) or makes any variation to the terms and conditions of employment of such Senior Employees or any of them;

          (g) no Group Company dismisses any Key Employee (except for gross misconduct) or makes any variation to the terms and conditions of employment of such Key Employees or any of them;

          (h)  make any amendments to the pension rights of any employee;

          (i) amend any existing sales, distribution, market, custodian or fund management agreement;

          (j) enter into any Material Contract or vary any existing Material Contract;

          (k) alter (other than for purely administrative changes) in any manner any bonus plan or scheme (including the LTIP);

          (l) settle any existing litigation for a claim in an amount exceeding L100,000, or commence (as claimant) any new litigation;

          (m) except as required by law or by applicable accounting standards, no Group Company shall depart from its current accounting practices or policies;

          (n) without prejudice to paragraph (f) above, employ any employee on terms materially different to the terms of existing employees;

          (o) acquire or agree to acquire any share, shares or other interest in any company, partnership, or other incorporated or unincorporated association or other venture; and

          (p) enter into any covenant, agreement or arrangement limiting or excluding its rights to do business and/or compete in any area or field (whether limited by reference to a geographical area or type of business) as it may think fit or the ability to transfer the whole or any material part of its business with any other person.


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4    Paragraphs 1, 2 and 3 of this Schedule 8 shall not operate so as to restrict or prevent:

          (a) the entering into in the ordinary course of business of any contract or commitment which is terminable in accordance with its terms by written notice of three months or less and which is not material in relation to the Group;

          (b) the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any member of the Group prior to the date of this Agreement (including any contract or arrangement with any private client of any Group Company);

          (c) any matter undertaken at the written request, or with the prior written consent, of the Buyer;

          (d) any matters undertaken in order to comply with law or any regulatory requirement, including any FSA requirement;

          (e) any matter undertaken on behalf of any of the Funds pursuant to an existing contractual, legal or fiduciary duty or in the exercise of any contractual or legal rights;

          (f)  the declaration, authorisation and payment of the Pre-Sale
               Dividend;

          (g) the performance of any obligation or exercise of any right relating to the Phantom Share Option Agreements or the LTIP in existence as of the date of this Agreement;

          (h) the payment of contributions by the Company to the Pension Scheme whether to reduce any deficit in the Pension Scheme or otherwise; or

          (i) any matter reasonably undertaken by any member of the Group in an emergency or disaster situation in circumstances where it is not reasonably practicable to obtain the Buyer's prior consent with the intention of minimising any adverse effect thereof (and of which the Buyer will be promptly notified).


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                                   SCHEDULE 9

1.   SIGNING AUM

1.1 The Signing AUM shall be calculated as the aggregate value of the assets under management of the Retail Funds and the Investment Trusts whose assets are managed by the Group as at the date of this Agreement other than Framlington Second Dual Trust plc (the "RELEVANT INVESTMENT TRUSTS") calculated as at the close of business on the Business Day immediately prior to the date of this Agreement.

1.2 For the purpose of this paragraph 1, the assets comprising the Retail Funds shall be valued in accordance with the following principles: the Retail Funds shall each be valued on the basis of the mid-price of the applicable creation and cancellation prices set at 12 noon on the day immediately prior to the date of this Agreement calculated in accordance with FSA regulations and shown on the Group's records multiplied by the number of units in the Retail Fund as at the close of business on the date immediately prior to the date of this Agreement.

1.3 For the purpose of this paragraph 1, the assets comprising the Relevant Investment Trusts shall be valued in accordance with the following principles: the Relevant Investment Trusts shall each be valued at their gross or net asset value (determined in the ordinary course of business and consistently with the Management Accounts) shown on the Group's records as at close of business on the Business Day falling two Business Days prior to the date of this Agreement.

1.3.1 2. Net Outflow Amount

2.1 The Seller shall procure that the Company prepares and delivers to the Seller and the Buyer on the Business Day immediately prior to the date on which the On Risk Time falls a statement showing the Inflow Amount and the Outflow Amount, together with the basis of calculation as set out below (the "AUM STATEMENT"). The Seller undertakes to procure that the AUM Statement is prepared in accordance with this Schedule 9. In the absence of fraud or manifest error, the AUM Statement shall be conclusive and binding on all parties for the purpose of determining whether the termination right in clause 5.6 arises.

2.2  The Inflow Amount shall be calculated as the aggregate of:

2.2.1 for each Retail Fund, the gross sales amount as shown on the Group's records arising from the purchase by investors of new units in that Retail Fund during the period from the date of this Agreement until close of business on the Business Day falling two Business Days prior to the date on which the On Risk Time falls inclusive (the "AUM PERIOD");

2.2.2 for each Relevant Investment Trust, any increase in the gross or net asset value (consistent with the Management Accounts) of that Relevant Investment Trust attributable to an issue by


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     the Relevant Investment Trust of new shares during the AUM Period (provided that management fees are charged on such assets); and

2.2.3 the net asset value of any Investment Trust that is not a Relevant Investment Trust that appoints any Group Company as investment manager during the AUM Period, such value to be determined as at the date of such appointment.

For the purpose of this paragraph 2.2:

(a) any assets which have been contractually committed to be invested in any Retail Fund or Investment Trust shall be treated as if they have been received by that Retail Fund or Investment Trust (as the case may be); and

(b) any assets invested or which are contractually committed to be invested in any Retail Fund or Relevant Investment Trust by any of the Seller, the Guarantors or any of their respective Connected Persons shall be disregarded.

2.3  The Outflow Amount shall be calculated as the aggregate of:

2.3.1 for each Retail Fund, the gross redemption amount as shown on the Group's records arising from the sale of units in that Retail Fund during the AUM Period;

2.3.2 for each Relevant Investment Trust, any reduction in the net asset value of that Relevant Investment Trust attributable to a share buyback initiated by that Relevant Investment Trust during the AUM Period; and

2.3.3 for each Relevant Investment Trust, the amount of any assets in respect of which any Group Company's appointment as investment manager has been terminated during the AUM Period or in respect of which notice to terminate has been given and not revoked during the AUM Period.


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                                   SCHEDULE 10

                              THE AFRICAN EXIT PLAN

                     PART A - PRE-COMPLETION AND PUT OPTION

1.1  Notice to terminate

     As soon as reasonably practicable after the date of this Agreement (but in any event by 12 August 2005) the Seller shall procure that FIML shall give notice to terminate the management agreements with each of the African Funds.

1.2  Services Agreement

     Within 30 Business Days of the date of this Agreement the Seller shall use its reasonable endeavours to procure that FIML, Framlington Asset Management Central Africa S.A. ("FAMCA") and FAMWA (as defined below) enter into the Services Agreement.

1.3  Request to transfer shares in FAMWA.

1.3.1 Within 5 Business Days of the Service Agreement having been completed the Seller shall procure that the Company submits to the board of Framlington Asset Management West Africa SA ("FAMWA") a request to transfer all of the shares that the Company owns as at the date of this Agreement in FAMWA ("SALE SHARES") to the Seller, provided it can do so on the basis that if the board of FAMWA refuses such request the Company shall not be required to offer the Sale Shares to any other person.

1.3.2 If the board of FAMWA approves the request referred to in paragraph 1.3.1 above the Company shall sell and the Seller shall purchase the Sale Shares and the whole of the issued share capital of FAMCA for an aggregate consideration of L2.

1.4  Put Option

1.4.1 In consideration of the mutual covenants contained in this Schedule 10, the Seller irrevocably undertakes to acquire the Sale Shares at the Company's first request pursuant to paragraph 1.4.2 and the whole of the issued share capital of FAMCA ("PUT OPTION") for L1 at any time during the period from the Completion Date until the first anniversary of the Completion Date.

1.4.2 The Put Option shall be exercised by the Company serving written notice on the Seller and such notice shall state the date (which shall be not more than 20 Business Days nor less than 10 Business Days after the date upon which such notice is received by the Seller) and place in the United Kingdom where completion of the sale and purchase of the Sale Shares shall take place.


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1.4.3 The Seller will have to complete the purchase of the Sale Shares unless:

     (i) it is unable lawfully to acquire the Sale Shares without having to offer any of such Sale Shares to any other person, whether pursuant to the constitutional documents of FAMWA or any other agreements between the shareholders;

     (ii) the Services Agreement has not been entered into by FIML, FAMWA and FAMCA; and

     (iii) any consents or approvals to the sale of the Sale Shares and the shares held by the Seller in FAMCA which are required from any applicable Regulatory Authority have been not obtained on terms that will not have a material adverse effect on the ability of either the Seller, FAMWA or FAMCA to carry on FAMWA's or as appropriate FAMCA's business in substantially the same manner as FAMCA's or FAMWA's business was carried out prior to completion of the Put Option.

1.4.4 Pending completion of the Put Option the provisions of paragraph 2 and 3 of this Schedule 10 shall apply.

2.   Exit Arrangements

     Liquidation or Winding-up of the African Companies

2.1 As soon as practicable after FIML has ceased to be the manager of the African Funds the Buyer shall take (or procure that there are taken) all such reasonable steps and actions as are necessary to be taken to cause the Winding-up of both of the African Companies.

2.2 The Buyer shall procure that an amount equal to the aggregate amount returned to any shareholder of each African Company that is a member of the Buyer's Group upon each Winding-up shall be paid to the Seller (or as the Seller may direct) within 5 Business Days of payment to the relevant shareholder.

     Payment for successful completion

2.3  In the event that either:

          (a) the Winding-up of the African Companies is completed and any payment pursuant to paragraph 2.2 has been made within 14 months of Completion; or

          (b) both of the African Companies and both of the African Funds have been sold to one or more third parties (being a person other than a Connected Person) within 12 months of Completion,


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     in each case in circumstances where neither the Seller nor the Guarantors has, subject to the terms of any sale of the African Companies or African Funds which it has approved, any liability or obligation to the Buyer or any third party arising out of the African Companies or African Funds, the Seller shall pay to the Buyer the sum of L204,000, save that no such payment need be made if the sale referred to in paragraph (b) above is (1) completed before Completion or (2) signed before Completion but then subsequently completes after Completion.

     Professional fees and expenses

2.4 The Seller shall be responsible for any and all the professional fees and expenses reasonably incurred by the Buyer and any Group Company in order to comply with its obligations under this Schedule 10.

3.   CONDUCT OF THE BUSINESS UNTIL EXIT

3.1 The Buyer shall procure that for so long as FIML remains the investment manager of the African Funds (or either of them) FIML shall perform its duties and obligations and shall exercise its rights, powers and authorities in accordance with the terms of the relevant investment management agreement(s).

3.2  The Buyer shall procure that until an Exit Event occurs:

          (a) the Seller shall be entitled from time to time and at its sole expense to require the replacement of any Key African Employee with such other persons as it may nominate and on such terms as it may reasonably require, provided that such person is of reasonable repute; and

          (b) FIML and the African Companies are given reasonable access during normal UK business hours to the Group's administrative employees, including (without limitation) Andrew Dysch and Eleanor Cramner (and anyone who from time to time may replace such employees) and shall receive reasonable administrative and other support from Group Companies; and

          (c) it provides to the Seller such financial and other information relating to the African Companies and the African Funds as the Seller may from time to time reasonably request.

3.3 Save with the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed) the Buyer shall procure that until an Exit Event occurs:


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          (a)  the Company does not dispose of its shares in the African
               Companies; and

          (b) each African Company shall operate its businesses or operations in the usual and ordinary course.

3.4 Until an Exit Event occurs, (provided that at such time the management agreements in respect of the African Funds shall have terminated), the Seller shall pay to the Buyer or the Buyer shall pay to the Seller (as the case may be) within 20 Business Days of the receipt of a Quarterly Statement an amount equal to the following expenses incurred during the Quarter to which the Quarterly Statement relates:

          (a) the remuneration (including any related employer's cost) during the relevant Quarter of Messrs Vallance and Ngon (but only for the 12 month period expiring on the anniversary of Completion) and the remuneration (including any related employer's cost) of Mr Okoto (but only for the 6 month period expiring on the date which is six months after the Completion Date);

          (b) any costs reasonably and properly incurred during the relevant Quarter by the relevant African Company in connection with the termination of the employment of Messrs Vallance, Ngon and Okoto; and

          (c) the actual operating costs of the African Companies properly incurred during the relevant Quarter together with any costs incurred by the Buyer's Group in the performance of its obligations under this Schedule 10,

     LESS an amount equal to all fees, including performance fees, and other payments paid to FIML under or in connection with the relevant investment management agreement(s).

     Such amounts shall be paid in sterling (and original currencies shall be converted at the spot rate shown in the Financial Times on the last Business Day of the relevant Quarter).

3.5 The Buyer shall at the same time as it delivers the Quarterly Statement provide to the Seller such supporting data and information as is reasonably necessary for the Seller to calculate the net amount payable or receivable by it in respect of the relevant Quarter.

3.6 All VAT costs borne by the Buyer and/or the African Companies shall be compensated by a payment from the Seller to the Buyer and/or the African Companies of an equivalent amount.

4.   DEFINITIONS


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In this Schedule 10 the following definitions shall apply:

"AFRICAN FUNDS" means the Central Africa Growth Fund a collective investment Company organised under the laws of the Grand Duchy of Luxembourg as a Societe d'Investissment a Capital Variable and whose registered office is at 13, rue Goethe, L-2014 Luxembourg and the West Africa Growth Fund a collective investment company organised under the laws of the Grand Duchy of Luxembourg as a Societe d'Investissment a Capital Variable and whose registered office is at 8, avenue Marie-Therese, L-2132 Luxembourg;

"EXIT EVENT " means either (a) completion of the sale of all the shares of the African Companies owned or (b) completion of the Winding-up of both of the African Companies:

"FIML" means Framlington Investment Management Limited a company registered in England under company number 01858790;

"KEY AFRICAN EMPLOYEES" means Messrs. Vallance, Ngon, Akoto and such other employees who may from time to time replace one or more of those employees;

"QUARTERS" means the periods 1st October to 31st December, 1st January to 31st March, 1st April to 30th June and 1st July to 30th September and "QUARTER" shall be any one of such periods, provided that the first Quarter shall commence on the day following the Completion Date and shall expire on the earliest of the next following 31st December, 31st March, 30th June or 30th September;

"QUARTERLY STATEMENT" means a statement showing the amount of the expenses incurred and income earned in respect of a particular Quarter as more particularly set out in paragraph 2.5 of this Schedule 10;

"SERVICES AGREEMENT" means an agreement (in a form approved by the Buyer and the Seller, such approval not to be unreasonably withheld or delayed) between FIML, FAMCA and FAMWA for, inter alia, the provision of services to FIML;

"WINDING-UP" means the winding up, liquidation, dissolution or such other equivalent or similar legal process in the relevant jurisdiction which results in the dissolution of a company without further liability upon its shareholders.


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SIGNED by David Burnet..............)

for and on behalf of FRAMLINGTON    )   ----------------------------------------
HOLDINGS LIMITED                    )   Duly authorised
in the presence of:                 )


-------------------------------------
[signature and name] Elaine Williams


SIGNED by David Burnett.............)
for and on behalf of CCF S.A.       )   ----------------------------------------
                                    )   Duly authorised
in the presence of:                 )


-------------------------------------
[signature and name] Elaine Williams


SIGNED by Mike Michalak.............)
for and on behalf of COMERICA       )
INCORPORPORATED                     )   ----------------------------------------
in the presence of:                 )   Duly authorised


-------------------------------------
[signature and name] John Bilstrom


SIGNED by Laurent Clamagirand.......)
for and on behalf of AXA INVESTMENT )
MANAGERS S.A.                       )   ----------------------------------------
in the presence of:                 )   Duly authorised


-------------------------------------
[signature and name] Xavier Thomin


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